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Filed pursuant to Rule 424(b)(5)
Registration No. 333-220378

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

6.625% Series C Cumulative Redeemable Preferred Shares, no par value per share	4,600,000	$25.00	$115,000,000	$13,328.50

(1)
Calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement (To Prospectus dated September 7, 2017)

4,000,000 Shares

Investors Real Estate Trust

6.625% Series C Cumulative Redeemable Preferred Shares
(Liquidation Preference $25.00 Per Share)

We are offering 4,000,000 of our 6.625% Series C Cumulative Redeemable Preferred Shares, no par value per share, which we refer to in this prospectus supplement as the Series C Preferred Shares. This is our original issuance of Series C Preferred Shares.

Dividends on the Series C Preferred Shares will accrue and be cumulative from, but excluding, the original date of issuance and will be payable quarterly in arrears on or about the last day of March, June, September and December of each year. The dividend rate is 6.625% per annum of the $25.00 liquidation preference, which is equivalent to $1.65625 per share. The first dividend on the Series C Preferred Shares sold in this offering will be paid on January 2, 2018 and will be in the amount of $0.41866 per share.

Generally, we may not redeem the Series C Preferred Shares until October 2, 2022. On and after October 2, 2022, we may, at our option, redeem the Series C Preferred Shares, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. In addition, upon the occurrence of a Change of Control (as defined herein), as a result of which neither our common shares of beneficial interest, no par value, nor the common securities of the acquiring or surviving entity (or American Depositary Receipts, or ADRs, representing such common securities) are listed on the New York Stock Exchange, or NYSE, the NYSE American LLC, or NYSE American, or The NASDAQ Stock Market, or Nasdaq, or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series C Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If we exercise any of our redemption rights relating to the Series C Preferred Shares, the holders of Series C Preferred Shares will not be permitted to exercise the conversion right described below in respect of their shares called for redemption. The Series C Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed by us or converted in connection with a Change of Control by the holders of Series C Preferred Shares.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Shares will have the right (subject to our right to redeem the Series C Preferred Shares in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the Series C Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series C Preferred Share to be converted equal to the lesser of the following:

•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Share dividend payment and prior to the corresponding Series C Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined herein); and

•
8.5616, or the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

No current market exists for the Series C Preferred Shares. We have filed an application to list the Series C Preferred Shares on the NYSE under the symbol "IRET PRC." If the application is approved, we expect trading to commence within approximately 30 days after the initial delivery of the Series C Preferred Shares. Our common shares and our 7.95% Series B Cumulative Redeemable Preferred Shares, or our Series B Preferred Shares, are traded on the NYSE under the symbols "IRET" and "IRET PRB," respectively.

The Series C Preferred Shares are subject to certain restrictions on ownership designed to preserve our qualification as a real estate investment trust, or REIT, for federal income tax purposes. See "Description of the Series C Preferred Shares—Restrictions on Ownership and Transfer" in this prospectus supplement and "Restrictions on Ownership and Transfer" in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of the Series C Preferred Shares generally will not have any voting rights.

Investing in the Series C Preferred Shares involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement, on page 1 of the accompanying prospectus and on page 7 of our Annual Report on Form 10-K for the year ended April 30, 2017.

	Per Share	Total(2)

Public offering price(1)	$25.00	$100,000,000
Underwriting discount	$0.7875	$3,150,000
Proceeds to us (before expenses)	$24.2125	$96,850,000

(1)
Plus accrued dividends from October 3, 2017 if settlement occurs after that date.

(2)
Assumes no exercise of the underwriters' option to purchase additional Series C Preferred Shares.

The underwriters may also purchase up to an additional 600,000 Series C Preferred Shares from us, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Series C Preferred Shares will be ready for delivery in global form through the book-entry delivery system of The Depository Trust Company, or DTC, on or about October 2, 2017.

Joint Book-Running Managers

BMO Capital Markets	Raymond James

Co-Managers

Baird	D.A. Davidson & Co.	Janney Montgomery Scott	J.J.B. Hilliard, W.L. Lyons, LLC
PNC Capital Markets LLC

Prospectus Supplement dated September 26, 2017.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

        To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference, the information in this prospectus supplement will supersede such information.

        This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. See "Incorporation of Certain Documents by Reference" in this prospectus supplement and "Where You Can Obtain More Information" in the accompanying prospectus.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different from or additional to that contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the date of the document containing the incorporated information. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements included in this prospectus supplement and the accompanying prospectus and the documents incorporated into this document by reference are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include statements about our plans and objectives, including among other things, our future financial condition, anticipated capital expenditures, anticipated distributions and our belief that we have the liquidity and capital resources necessary to meet our known obligations and to make additional real estate acquisitions and capital improvements when appropriate to enhance long term growth. Forward-looking statements are typically identified by the use of terms such as "believe," "expect," "intend," "project," "plan," "anticipate," "potential," "may," "will," "designed," "estimate," "should," "continue" and other similar expressions. These statements indicate that we have used assumptions that are subject to a number of risks and uncertainties that could cause our actual results or performance to differ materially from those projected.

        Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include:

  •
  the expected use of proceeds from this offering;

  •
  uncertainties related to the national economy, the real estate industry in general and the economic health of the markets in which we own and operate multifamily and commercial

S-ii

    properties, in particular the states of Minnesota and North Dakota, and other markets in which we may invest in the future;

  •
  the economic health of our multifamily and commercial tenants;

  •
  rental conditions in our markets, including occupancy levels and rental rates, for multifamily and commercial properties;

  •
  our inability to renew tenants or obtain new tenants upon expiration of existing leases;

  •
  our ability to identify and secure additional properties that meet our criteria for investment;

  •
  our ability to complete construction and lease-up of our development projects on schedule and on budget;

  •
  our ability to sell our non-core properties on terms that are acceptable;

  •
  the level and volatility of prevailing market interest rates;

  •
  changes in our operating expenses;

  •
  financing risks, such as our inability to obtain debt or equity financing on favorable terms, or at all;

  •
  the need to fund tenant improvements or other capital expenditures out of operating cash flow;

  •
  our qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, and the risk of changes in laws affecting REITs;

  •
  risks associated with complying with applicable laws, including those concerning the environment and access by persons with disabilities;

  •
  the availability and cost of casualty insurance for losses; and

  •
  those risks and uncertainties detailed from time to time in our filings with the SEC, including our Form 10-K for the fiscal year ended April 30, 2017 and subsequent quarterly reports on Form 10-Q.

        Readers should carefully review our financial statements and the notes thereto, as well as the section entitled "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2017 and the other documents we file from time to time with the SEC.

        In light of these uncertainties, the events anticipated by our forward-looking statements might not occur and we caution you not to place undue reliance on any of our forward-looking statements. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise, and those statements speak only as of the date made. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements should not be construed as exhaustive.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, especially the "Risk Factors" section beginning on page S-9 of this prospectus supplement, on page 1 of the accompanying prospectus and on page 7 of our Annual Report on Form 10-K for the year ended April 30, 2017 to determine whether an investment in the Series C Preferred Shares is appropriate for you. See "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" in this prospectus supplement. Unless the context otherwise requires, in this prospectus supplement, the terms "we," "us," "our," "our company" or "the Trust" and similar references are to Investors Real Estate Trust and its consolidated subsidiaries, including IRET Properties, A North Dakota Limited Partnership, which we refer to as our "operating partnership." The term "you" refers to a prospective investor. Unless otherwise indicated, the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 600,000 Series C Preferred Shares.

Investors Real Estate Trust

        We are a self-administered equity real estate investment trust organized under the laws of North Dakota, and began operations in July 1970. Our business consists of acquiring, owning and leasing income-producing properties located primarily in the upper Midwest. Our investment strategy focuses primarily on multifamily properties. In June 2016, we announced our intention to transition toward becoming a pure play multifamily REIT and to sell our remaining commercial properties, the majority of which are healthcare properties. We operate mainly within the states of North Dakota and Minnesota, although we also own properties in Iowa, Kansas, Montana, Nebraska, South Dakota and Wisconsin. As of July 31, 2017, we held for investment 88 multifamily properties with 13,076 apartment units and 2.6 million net rentable square feet in 29 healthcare and 13 other properties. We held for sale 13 multifamily properties, 2 healthcare properties, 1 retail property and 1 parcel of land as of July 31, 2017.

        Our principal executive office is located in Minot, North Dakota. We also have corporate offices in Minneapolis and St. Cloud, Minnesota, and additional property management offices located in the states where we own properties.

        We operate in a manner intended to enable us to maintain our qualification as a REIT under the Code. We are structured as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, where we own our assets and conduct our day-to-day business operations through our operating partnership, of which IRET, Inc., a North Dakota corporation and our wholly-owned subsidiary, is the sole general partner.

Recent Developments

        Completed Acquisitions.    On August 21, 2017, we repurchased two senior housing properties for $36.9 million, of which $7.9 million was paid in cash and $29.0 million was in the form of the cancellation of a contract for deed. The cash paid eliminated a financing liability within other liabilities on our condensed consolidated balance sheets. The properties had originally been sold during fiscal year 2014 in a sale-leaseback transaction that we accounted for as a financing liability due to our continuing involvement with the properties.

        On September 13, 2017, we purchased Park Place Apartments, a 500-unit multifamily property in Plymouth, MN, for a purchase price of $92.3 million, paid in cash.

        Completed Dispositions.    On August 8, 2017, we sold a parcel of unimproved land in Bismarck, ND, for a sale price of $3.2 million. On August 22, 2017, we sold an industrial property in Eagan, MN, for a sale price of $9.0 million and 13 multifamily properties in Minot, ND, for a sale price of $12.3 million. On August 24, 2017, we sold a healthcare property in Eagan, MN, for a sale price of $2.1 million.

        Pending Disposition.    We currently have a signed sales agreement for the disposition of the two senior housing properties described above under "—Completed Acquisitions" for an aggregate sale price of $36.9 million to be paid in cash. This pending disposition is subject to various closing conditions, and no assurances can be given that the transaction will be completed on the terms currently proposed, or at all.

        Increased Line of Credit.    On September 21, 2017, we exercised the accordion option under our unsecured revolving, multi-bank line of credit to increase its total commitment capacity and borrowing capacity by $50 million and $80 million, respectively. As a result, as of September 21, 2017, the line of credit's total commitment capacity was $300 million, and its borrowing capacity was $300 million.

 THE OFFERING

        The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series C Preferred Shares, see "Description of the Series C Preferred Shares" in this prospectus supplement and "Description of Shares of Beneficial Interest—Preferred Shares" in the accompanying prospectus.

        References in this prospectus supplement to: (i) our "junior equity securities" mean our common shares and any equity securities we may authorize or issue in the future that rank junior to the Series C Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up; (ii) our "parity equity securities" mean our Series B Preferred Shares and any equity securities we may authorize or issue in the future that by their terms rank on par with the Series B Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up; and (iii) our "senior equity securities" mean any equity securities we may authorize or issue in the future that by their terms rank senior to the Series C Preferred Shares and any parity equity securities with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term "equity securities" does not include any convertible debt securities we may authorize or issue in the future.

Issuer	Investors Real Estate Trust
Securities Offered

4,000,000 Series C Preferred Shares (600,000 Series C Preferred Shares if the underwriters exercise their option to purchase additional Series C Preferred Shares in full). We reserve the right to reopen this series and issue additional Series C Preferred Shares either through public or private sales at any time.

Dividends

Holders of Series C Preferred Shares will be entitled to receive cumulative cash dividends on the Series C Preferred Shares at the rate of 6.625% per annum of the $25.00 per share liquidation preference, which is equivalent to $1.65625 per annum per share. Dividends on the Series C Preferred Shares will be payable quarterly in arrears on or about the last day of March, June, September and December of each year (or, if not a business day, the next business day). The first dividend on the Series C Preferred Shares sold in this offering will be paid on January 2, 2018 and will be in the amount of $0.41866 per share.

No Maturity

The Series C Preferred Shares have no maturity date. We are not required to redeem the Series C Preferred Shares or set aside funds to redeem the Series C Preferred Shares. Accordingly, the Series C Preferred Shares will remain outstanding indefinitely unless we decide to redeem them or, under circumstances where the holders of Series C Preferred Shares have a conversion right, such holders decide to convert their shares into our common shares.

Optional Redemption

We may not redeem the Series C Preferred Shares prior to October 2, 2022, except as described below under "—Special Optional Redemption" and in limited circumstances relating to our continuing qualification as a REIT, as described below under "—Restrictions on Ownership and Transfer." On and after October 2, 2022, we may, at our option, redeem the Series C Preferred Shares, in whole, at any time, or in part, from time to time, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

Special Optional Redemption

In the event of a Change of Control (as defined below), we may, at our option, exercise our special optional redemption right to redeem the Series C Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we provide or have provided notice of our election to redeem some or all of the Series C Preferred Shares (whether pursuant to our optional redemption right described above or this special optional redemption right), holders of Series C Preferred Shares will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

A "Change of Control" is when, after the original issuance of the Series C Preferred Shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Conversion Rights

Except to the extent that we have elected to exercise our optional redemption right or our special optional redemption right by providing a notice of redemption prior to the Change of Control Conversion Date, upon the occurrence of a Change of Control, each holder of Series C Preferred Shares will have the right to convert some or all of the Series C Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series C Preferred Share to be converted equal to the lesser of the following:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Share dividend payment and prior to the corresponding Series C Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price; and

• 8.5616 (the "Share Cap"), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided a redemption notice with respect to some or all of the Series C Preferred Shares, holders of any Series C Preferred Shares that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their Series C Preferred Shares that have been called for redemption, and any Series C Preferred Shares subsequently called for redemption that have been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Common Share Price" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of the Series C Preferred Shares—Conversion Rights."

Except as provided above in connection with a Change of Control, the Series C Preferred Shares are not convertible into or exchangeable for any other securities or property.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, the holders of Series C Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference in cash or property, at fair market value as determined by our Board of Trustees, of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to and including the date of the payment. Holders of Series C Preferred Shares will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common shares and any other junior equity securities.

Ranking

The Series C Preferred Shares rank, with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up: (i) senior to our common shares and our other junior equity securities, if any; (ii) pari passu with our Series B Preferred Shares and our parity equity securities, if any; and (iii) junior to all of our existing and future indebtedness and our senior equity securities, if any.

Voting Rights

Holders of Series C Preferred Shares generally will have no voting rights. However, if we do not pay dividends on the Series C Preferred Shares for six or more quarterly periods, whether or not consecutive, the holders of Series C Preferred Shares and all our parity equity securities, if any, having similar voting rights, including the Series B Preferred Shares (voting together as a single class) will be entitled to vote for the election of two additional trustees to serve on our Board of Trustees until we pay all dividends that we owe on the Series C Preferred Shares and our parity equity securities. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series C Preferred Shares at the time and any other of our parity equity securities upon which like voting rights have been conferred and are exercisable (voting together as a single class) is required for us to authorize, create or increase the number of any class or series of senior equity securities. The affirmative vote of the holders of at least two-thirds of the outstanding Series C Preferred Shares and our parity equity securities then outstanding (voting together as a single class) is required to amend, alter or repeal our Third Restated Declaration of Trust, as amended, or our Declaration of Trust, (including the articles supplementary designating the Series C Preferred Shares) in a manner that materially and adversely affects the rights of the holders of Series C Preferred Shares.

Among other things, we may, without any vote of the holders of Series C Preferred Shares, issue additional Series C Preferred Shares or authorize and issue additional parity equity securities.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any Series C Preferred Shares are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series C Preferred Shares as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series C Preferred Shares. We will mail (or otherwise provide) the reports to the holders of Series C Preferred Shares within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act, in each case based on the dates on which we would have been required to file such reports if we were a "non-accelerated filer" within the meaning of the Exchange Act.

Listing

We have applied to list the Series C Preferred Shares on the NYSE under the symbol "IRET PRC." If the application is approved, we expect trading to commence within approximately 30 days after the initial delivery of the Series C Preferred Shares. There can be no assurance that the NYSE will approve the Series C Preferred Shares for listing.

Restrictions on Ownership and Transfer

Our Declaration of Trust and the articles supplementary creating the Series C Preferred Shares provide that any transaction that would result in our disqualification as a REIT under Section 856 of the Code, including any transaction that would result in (i) a person owning shares of beneficial interest in excess of the ownership limit of 9.8%, in number or value, of our outstanding shares of beneficial interest, (ii) fewer than 100 people owning our shares of beneficial interest, (iii) us being "closely held" (within the meaning of Section 856(h) of the Code), or (iv) 50% or more of the fair market value of our shares of beneficial interest being held by persons other than U.S. persons, will be void ab initio. Our Board of Trustees may, in its discretion, exempt a person from the 9.8% ownership limits under certain circumstances.

Use of Proceeds

We estimate that the net proceeds to us from the sale of the Series C Preferred Shares offered hereby will be approximately $96.7 million (or approximately $111.2 million if the underwriters exercise their option to purchase additional Series C Preferred Shares in full), after deducting the underwriting discount and the estimated expenses of this offering payable by us. We intend to contribute the net proceeds from this offering to our operating partnership in exchange for 6.625% Series C Cumulative Redeemable Preferred Units of partnership interest in our operating partnership, or Series C Preferred Units, that will have rights as to distributions and upon liquidation, dissolution or winding up that are substantially similar to those of the Series C Preferred Shares. Our operating partnership intends to use the net proceeds from this offering to redeem our outstanding Series B Preferred Shares with an aggregate liquidation preference of $115.0 million, plus a sum equal to all accrued and unpaid dividends on the Series B Preferred Shares, up to, but not including, the redemption date. Pending the redemption of the Series B Preferred Shares, we will use the net proceeds from this offering to reduce amounts outstanding under our unsecured revolving, multi-bank line of credit. See "Use of Proceeds."

Risk Factors

Investing in our Series C Preferred Shares involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement, on page 1 of the accompanying prospectus, and on page 7 of our Annual Report on Form 10-K for the year ended April 30, 2017.

Tax Consequences

Certain federal income tax considerations of purchasing, owning and disposing of the Series C Preferred Shares are summarized in the accompanying prospectus under the heading "Material Federal Income Tax Considerations."

Settlement Date	The Series C Preferred Shares will be delivered through the facilities of DTC on or about October 2, 2017.

RISK FACTORS

        An investment in the Series C Preferred Shares involves a high degree of risk. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in "Risk Factors" beginning on page 1 of the accompanying prospectus, on page 7 of our Annual Report on Form 10-K for the year ended April 30, 2017, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the Series C Preferred Shares. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and our ability to make cash distributions to holders of the Series C Preferred Shares, which could cause you to lose all or a significant portion of your investment in the Series C Preferred Shares. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements" in this prospectus supplement and "Special Note Regarding Forward-Looking Statements" in the accompanying prospectus.

Risks Relating to this Offering

The Series C Preferred Shares are subordinate to our debt, and your interests could be diluted by the issuance of additional preferred shares, including additional Series C Preferred Shares, and by other transactions.

        The Series C Preferred Shares are equity interests in the Trust and do not constitute indebtedness. As a result, the Series C Preferred Shares are subordinate to all of our existing and future debt. Our future debt may include restrictions on our ability to pay distributions to preferred shareholders. Our Declaration of Trust currently authorizes the issuance of an unlimited number of preferred shares in one or more series. Prior to this offering, we have issued 4,600,000 Series B Preferred Shares. In addition, our Board of Trustees has the power under our Declaration of Trust to classify any of our unissued preferred shares, and to reclassify any of our previously classified but unissued preferred shares of any series, from time to time, in one or more series of preferred shares. The issuance of additional preferred shares on parity with or senior to the Series C Preferred Shares would dilute the interests of the holders of the Series C Preferred Shares, and any issuance of preferred shares senior to the Series C Preferred Shares or of additional indebtedness could adversely affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series C Preferred Shares. Other than the conversion right afforded to holders of Series C Preferred Shares that may be exercised in connection with a change of control as described under "Description of the Series C Preferred Shares—Conversion Rights" below, the provisions relating to the Series C Preferred Shares do not afford the holders of the Series C Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series C Preferred Shares, so long as the rights of the holders of the Series C Preferred Shares are not materially and adversely affected.

Future offerings of debt or senior equity securities may adversely affect the market price of the Series C Preferred Shares.

        If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series C Preferred Shares and may result in dilution to owners of the Series C Preferred Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances. Thus, holders of the Series C Preferred Shares will bear the risk of our future offerings and issuances reducing the market price of the Series C Preferred Shares and diluting the value of their shareholdings in us.

Holders of Series C Preferred Shares will have extremely limited voting rights.

        Your voting rights as a holder of Series C Preferred Shares will be limited. Our common shares are the only class of our securities that carry full voting rights. Voting rights for holders of Series C Preferred Shares will exist primarily with respect to the ability to elect, together with holders of our parity equity securities having similar voting rights, if any, two additional trustees to our Board of Trustees in the event that six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Shares are in arrears, and with respect to voting on amendments to our Declaration of Trust or articles supplementary relating to the Series C Preferred Shares that materially and adversely affect the rights of the holders of Series C Preferred Shares or our parity equity securities or create additional classes or series of senior equity securities. Other than the limited circumstances described in this prospectus supplement, holders of Series C Preferred Shares will not have voting rights. See "Description of the Series C Preferred Shares—Voting Rights" in this prospectus supplement.

There is no established trading market for the Series C Preferred Shares, the Series C Preferred Shares may not be approved for listing, and even if approved, listing on the NYSE does not guarantee a market for the Series C Preferred Shares and the market price and trading volume of the Series C Preferred Shares may fluctuate significantly.

        The Series C Preferred Shares are a new issue of securities with no established trading market. We have applied to list the Series C Preferred Shares on the NYSE, but there can be no assurance that the NYSE will approve the Series C Preferred Shares for listing.

        Even if the NYSE approves the Series C Preferred Shares for listing, there is no guarantee the Series C Preferred Shares will remain listed on the NYSE or any other nationally recognized exchange. If the Series C Preferred Shares are delisted from the NYSE or another nationally recognized exchange, holders of Series C Preferred Shares could face significant material adverse consequences, including:

  •
  a limited availability of market quotations for the Series C Preferred Shares;

  •
  reduced liquidity with respect to the Series C Preferred Shares;

  •
  a determination that the Series C Preferred Shares are a "penny stock," which will require brokers trading in the Series C Preferred Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Series C Preferred Shares; and

  •
  a decrease in our ability to issue additional securities or obtain additional financing in the future.

        Moreover, even if the NYSE approves the Series C Preferred Shares for listing, an active trading market on the NYSE for the Series C Preferred Shares may not develop or, if it does develop, may not last, in which case the market price of the Series C Preferred Shares could be materially and adversely affected.

        If an active trading market does develop on the NYSE, the Series C Preferred Shares may trade at prices lower than the initial public offering price. The market price of the Series C Preferred Shares would depend on many factors, including, but not limited to:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  our issuance, as well as the issuance by our subsidiaries, of additional preferred equity or debt securities; and

  •
  our financial condition, cash flows, liquidity, results of operations, funds from operations and prospects.

        We have been advised by the underwriters that they intend to make a market in the Series C Preferred Shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

You may not be permitted to exercise conversion rights upon a change of control. If exercisable, the change of control conversion feature of the Series C Preferred Shares may not adequately compensate you, and the change of control conversion and redemption features of the Series C Preferred Shares may make it more difficult for a party to take over the Trust or discourage a party from taking over the Trust.

        Upon the occurrence of a Change of Control, as a result of which neither our common shares nor the common securities of the acquiring or surviving entity (or ADRs representing such securities) are listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq, holders of Series C Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we provide or have provided notice of our election to redeem the Series C Preferred Shares) to convert some or all of their Series C Preferred Shares into our common shares (or equivalent value of alternative consideration). Upon such a conversion, the holders will be limited to a maximum number of our common shares equal to the Share Cap multiplied by the number of Series C Preferred Shares converted. If the Common Share Price (as defined in "Description of the Series C Preferred Shares—Conversion Rights") is less than $2.92 (which is approximately 50% of the closing sale price of our common shares on September 25, 2017), subject to adjustment, each holder will receive a maximum of 8.5616 common shares per Series C Preferred Share, which may result in a holder receiving value per share that is less than the liquidation preference of a Series C Preferred Share. Notwithstanding that we generally may not redeem the Series C Preferred Shares prior to October 2, 2022, we have a special optional redemption right to redeem the Series C Preferred Shares in the event of a Change of Control, and holders of Series C Preferred Shares will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. See "Description of the Series C Preferred Shares—Conversion Rights" and "Description of the Series C Preferred Shares—Redemption." In addition, these features of the Series C Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for the Trust or of delaying, deferring or preventing a change of control of the Trust under circumstances that otherwise could provide the holders of our common shares and Series C Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.

Our ability to pay dividends is limited by the requirements of North Dakota law.

        Our ability to pay dividends on the Series C Preferred Shares is limited by the laws of North Dakota. Under applicable North Dakota law, a North Dakota real estate investment trust may not make a distribution if, after giving effect to the distribution, the real estate investment trust would not be able to pay its debts as the debts become due in the usual course of business, or the real estate investment trust's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the real estate investment trust were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of senior equity securities. Accordingly, we may not make a distribution on the Series C Preferred Shares if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of any senior equity securities.

Your ability to transfer or sell your Series C Preferred Shares may be limited.

        Other than in connection with a Change of Control, the Series C Preferred Shares do not contain provisions that are intended to protect you if our common shares are delisted from the NYSE. Since the Series C Preferred Shares have no stated maturity date, you may be forced to hold your Series C Preferred Shares and receive stated dividends on the Series C Preferred Shares when, as and if authorized by our Board of Trustees and paid by us with no assurance as to ever receiving the liquidation value thereof.

The Series C Preferred Shares have not been rated.

        We have not sought to obtain a rating for the Series C Preferred Shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series C Preferred Shares. In addition, we may elect in the future to obtain a rating of the Series C Preferred Shares, which could adversely impact the market price of the Series C Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series C Preferred Shares.

 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred share dividends for the periods indicated. The ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by our combined fixed charges and preferred share dividends. For purposes of calculating this ratio, earnings consist of income from continuing operations plus fixed charges, less loss (income) from non-controlling interests and interest capitalized. Fixed charges consist of interest charges on all indebtedness, whether expensed or capitalized, the interest component of rental expense and the amortization of debt discounts and issue costs, whether expensed or capitalized. Preferred share dividends consist of dividends on our 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, or the Series A Preferred Shares, prior to the completion of our redemption of all outstanding Series A Preferred Shares on December 2, 2016 and dividends on our Series B Preferred Shares.

	Three Months Ended	Fiscal Year Ended April 30,
	July 31, 2017	2017	2016	2015	2014	2013
Ratio of earnings to combined fixed charges and preferred share dividends.	(1)	(2)	1.05x	(3)	(4)	1.02x

(1)
Earnings were inadequate to cover combined fixed charges and preferred share dividends by $15.7 million. Excluding non-cash depreciation charges related to a change in depreciable lives of $14.4 million, the ratio of earnings to combined fixed charges and preferred share dividends would have been 0.90x for the three months ended July 31, 2017.

(2)
Earnings were inadequate to cover combined fixed charges and preferred share dividends by $32.0 million. Excluding non-cash asset impairment charges of $57.1 million, the ratio of earnings to combined fixed charges and preferred share dividends would have been 1.44x for the fiscal year ended April 30, 2017.

(3)
Earnings were inadequate to cover combined fixed charges and preferred share dividends by $2.1 million. Excluding non-cash asset impairment charges of $4.5 million, the ratio of earnings to combined fixed charges and preferred share dividends would have been 1.03x for the fiscal year ended April 30, 2015.

(4)
Earnings were inadequate to cover combined fixed charges and preferred share dividends by $11.1 million. Excluding non-cash asset impairment charges of $7.8 million, the ratio of earnings to combined fixed charges and preferred share dividends would have been 0.95x for the fiscal year ended April 30, 2014.

 USE OF PROCEEDS

        We estimate that the net proceeds we will receive from this offering will be approximately $96.7 million (or approximately $111.2 million if the underwriters exercise their option to purchase additional Series C Preferred Shares in full), after deducting the underwriting discount and estimated offering expenses payable by us.

        We will contribute to our operating partnership the net proceeds from this offering in exchange for Series C Preferred Units that will have rights as to distributions and upon liquidation, dissolution or winding up that are substantially similar to those of the Series C Preferred Shares. Our operating partnership intends to use the net proceeds from this offering to redeem our outstanding Series B Preferred Shares with an aggregate liquidation preference of $115.0 million, plus a sum equal to all accrued and unpaid dividends on the Series B Preferred Shares, up to, but not including, the redemption date. To the extent that the net proceeds from this offering are insufficient to redeem all of the outstanding Series B Preferred Shares, we will fund the deficiency with additional borrowings from our unsecured revolving, multi-bank line of credit, which as of September 21, 2017 had a total commitment capacity of $300.0 million and a borrowing capacity of $300.0 million. Pending the redemption of the Series B Preferred Shares, we will use the net proceeds from this offering to reduce amounts outstanding under the line of credit. As of September 21, 2017 the line of credit had an outstanding balance of $214.9 million bearing a floating interest rate of 2.98% per annum. The line of credit matures on January 31, 2021, subject to extension upon our request to January 31, 2022. Affiliates of certain underwriters in this offering are lenders under the line of credit and will receive their pro rata portion of the net proceeds from this offering used to reduce the outstanding borrowings thereunder. Certain underwriters in this offering were among the several underwriters of our underwritten public offering of the Series B Preferred Shares. Such underwriters will not receive any fees in connection with our redemption of the Series B Preferred Shares. See "Underwriting—Other Relationships."

DESCRIPTION OF THE SERIES C PREFERRED SHARES

        The following description of the Series C Preferred Shares supplements the description of the general terms and provisions of our shares of beneficial interest, including preferred shares, contained in the accompanying prospectus. You should consult that general description for further information.

        For purposes of this section, references to "we," "our" and "the Trust" refer only to Investors Real Estate Trust and not to any of its subsidiaries.

General

        We currently are authorized to issue an unlimited number of preferred shares of beneficial interest, no par value, in one or more classes or series. Each class or series will have designations, powers, preferences, rights, qualifications, limitations or restrictions as North Dakota law may permit and our Board of Trustees may determine by adoption of applicable articles supplementary to our Declaration of Trust.

        This summary of the terms and provisions of the Series C Preferred Shares is not complete. Our Board of Trustees will adopt articles supplementary designating the terms of the Series C Preferred Shares, and you may obtain a complete copy of the articles supplementary designating the Series C Preferred Shares by contacting us. In connection with this offering, we will file the articles supplementary with the SEC. Our Board of Trustees may, without notice to or the consent of holders of Series C Preferred Shares, authorize the issuance and sale of additional Series C Preferred Shares and authorize and issue additional shares of our parity equity securities from time to time.

        We have filed an application to list the Series C Preferred Shares on the NYSE under the symbol "IRET PRC." If listing is approved, we expect trading of the Series C Preferred Shares to commence within 30 days after the initial delivery of the Series C Preferred Shares. There can be no assurance that the NYSE will approve the Series C Preferred Shares for listing.

        The transfer agent and registrar for the Series C Preferred Shares will be American Stock Transfer & Trust Company, LLC, the transfer agent and registrar of our common shares and our Series B Preferred Shares.

        As of the date of this prospectus supplement, we have 4,600,000 Series B Preferred Shares issued and outstanding, with an aggregate liquidation preference of $115,000,000.

Ranking

        The Series C Preferred Shares will rank senior to our common shares and any class or series of our junior equity securities, pari passu with any of our parity equity securities, including our Series B Preferred Shares, and junior to any class or series of our senior equity securities. The affirmative vote of the holders of at least two-thirds of the outstanding Series C Preferred Shares at the time and all of our parity equity securities upon which like voting rights have been conferred and are exercisable (voting together as a single class) is required for us to authorize, create or increase the number of any class or series of senior equity securities. Any convertible or exchangeable debt securities that we may issue will not be considered to be equity securities for these purposes. The Series C Preferred Shares will rank junior in right of payment to all of our existing and future indebtedness.

Dividends

        Subject to the preferential rights of holders of any class or series of our senior equity securities, holders of Series C Preferred Shares will be entitled to receive, when, as and if authorized by our Board of Trustees, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.625% per annum of the $25.00 per share liquidation preference, equivalent to

$1.65625 per annum per Series C Preferred Share. Dividends on the Series C Preferred Shares will accrue and be cumulative from, but excluding, the original date of issuance of any Series C Preferred Shares and will be payable quarterly in arrears on or about the last day of March, June, September and December of each year. The first dividend on the Series C Preferred Shares sold in this offering will be paid on January 2, 2018 and will be in the amount of $0.41866 per share. Dividends payable on the Series C Preferred Shares for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our share records at the close of business on the applicable record date, which will be the fifteenth day of the calendar month in which the applicable dividend payment date falls, or such other date as designated by our Board of Trustees for the payment of dividends that is not more than 90 days nor fewer than 10 days prior to the dividend payment date.

        Our Board of Trustees will not authorize, and we will not pay, any dividends on the Series C Preferred Shares or set aside funds for the payment of dividends if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting aside of funds or if the authorization, payment or setting aside of funds would constitute a breach of or a default under any such agreement, or if the authorization, payment or setting aside of funds is restricted or prohibited by law. We are and may in the future become a party to agreements that restrict or prevent the payment of dividends on, or the purchase or redemption of, our shares. Under certain circumstances, these agreements could restrict or prevent the payment of dividends on or the purchase or redemption of Series C Preferred Shares. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay dividends on the Series C Preferred Shares.

        Notwithstanding the foregoing, dividends on the Series C Preferred Shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of dividends, whether or not dividends are authorized and whether or not the restrictions referred to above exist. Accrued but unpaid dividends on the Series C Preferred Shares will not bear interest, and the holders of Series C Preferred Shares will not be entitled to any dividends in excess of full cumulative dividends as described above. All of our dividends on Series C Preferred Shares, including any capital gain dividends, will be credited to the previously accrued and unpaid dividends on the Series C Preferred Shares. We will credit any dividend made on the Series C Preferred Shares first to the earliest accrued and unpaid dividend due.

        We will not declare or pay any dividends (other than in the form of our common shares or any other junior equity securities), or set aside any funds for the payment of dividends, on our common shares or our other junior or parity equity securities, or redeem, purchase or otherwise acquire, or set aside or make available payment for a sinking fund for the redemption of, our common shares or our other junior or parity equity securities, unless we also have declared and either paid or set aside for payment the full cumulative dividends on the Series C Preferred Shares for all past dividend periods, except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our junior equity securities or pursuant to an exchange offer made on the same terms to all holders of Series C Preferred Shares and our parity equity securities. This restriction will not limit our redemption or other acquisition of our common shares made for purposes of and in compliance with any incentive, benefit or share purchase plan of ours or for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our Declaration of Trust. Notwithstanding the foregoing, subject to applicable law and the terms of our outstanding indebtedness, we may purchase common shares, Series B Preferred Shares and Series C Preferred Shares in the open market from time to time, by tender or by private agreement.

        If we do not declare and either pay or set aside for payment the full cumulative dividends on the Series C Preferred Shares and our parity equity securities, if any, the amount which we declare will be allocated pro rata to the Series C Preferred Shares and our parity equity securities, if any, so that the amount declared per share is proportionate to the accrued and unpaid dividends on those shares.

Liquidation Rights

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of Series C Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference in cash or property, at fair market value as determined by our Board of Trustees, of $25.00 per share, plus any accrued and unpaid dividends to and including the date of the payment. Holders of Series C Preferred Shares will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common shares and our other junior equity securities, if any, and will be on parity with the rights of holders of our parity equity securities, including our Series B Preferred Shares. The rights of holders of Series C Preferred Shares to receive their liquidation preference would be subject to preferential rights of the holders of our existing and future indebtedness and our senior equity securities, if any. Written notice will be given to each holder of Series C Preferred Shares of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series C Preferred Shares will have no right or claim to any of our remaining assets. If we consolidate or merge with any other entity, sell, lease, transfer or convey all or substantially all of our assets, or engage in a statutory share exchange, we will not be deemed to have liquidated if, following the transaction, the Series C Preferred Shares remain outstanding as duly authorized shares of beneficial interest of any successor entity having the same rights and preferences as prior to the transaction. In the event our assets are insufficient to pay the full liquidating distributions to the holders of Series C Preferred Shares and our parity equity securities, then we will distribute our assets to the holders of Series C Preferred Shares and our parity equity securities, ratably in proportion to the full liquidating distributions they would have otherwise received.

Redemption

Optional Redemption

        We may not redeem the Series C Preferred Shares prior to October 2, 2022, except as described below under "—Special Optional Redemption" and "—Restrictions on Ownership and Transfer." On and after October 2, 2022, upon no fewer than 30 days' nor more than 60 days' written notice, we may, at our option, redeem the Series C Preferred Shares, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. Any decision we may make at any time to propose a redemption of the Series C Preferred Shares, if and when we have the right to do so, will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders' equity and general market conditions at that time. We are under no obligation, and holders of Series C Preferred Shares should not expect us, to exercise our redemption right.

        If we elect to redeem any or all of the Series C Preferred Shares, we will mail notice of the redemption to each holder of record of Series C Preferred Shares at the address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series C Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of Series C Preferred Shares to be redeemed;

  •
  the place or places where the certificates, if any, representing the Series C Preferred Shares to be redeemed are to be surrendered for payment;

  •
  the procedures for surrendering non-certificated shares for payment; and

  •
  that dividends on the Series C Preferred Shares to be redeemed will cease to accrue on the redemption date.

        If we redeem fewer than all of the Series C Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series C Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series C Preferred Shares to be redeemed on a pro rata basis or by lot.

        If we elect to redeem any of the Series C Preferred Shares in connection with a Change of Control (as defined below under "—Special Optional Redemption") and we intend for such redemption to occur prior to the applicable Change of Control Conversion Date (as defined below under "—Conversion Rights"), our redemption notice will also state that the holders of Series C Preferred Shares to which the notice relates will not be able to tender such Series C Preferred Shares for conversion in connection with the Change of Control and each Series C Preferred Share tendered for conversion that is selected for redemption prior to the Change of Control Conversion Date will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

        If we have given a notice of redemption and have paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of Series C Preferred Shares called for redemption, then from and after the redemption date, those Series C Preferred Shares will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those Series C Preferred Shares will terminate. The holders of those Series C Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to, but not including, the redemption date.

        The holders of Series C Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series C Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series C Preferred Shares between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above and in connection with a redemption pursuant to our special optional redemption, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Shares to be redeemed.

        The Series C Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions. However, in order to ensure that we continue to meet the requirements for qualification as a REIT, the Series C Preferred Shares will be subject to restrictions on ownership and transfer, as described under "—Restrictions on Ownership and Transfer" below and in "Restrictions on Ownership and Transfer" in the accompanying prospectus.

        Subject to applicable law and the terms of our outstanding indebtedness, we may purchase common shares, Series B Preferred Shares and Series C Preferred Shares in the open market from time to time. Any Series C Preferred Shares that we reacquire will return to the status of authorized but unissued shares.

Special Optional Redemption

        In the event of a Change of Control, we may, at our option, redeem the Series C Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we provide or have provided notice of our election to redeem some or all of the Series C Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series C Preferred Shares will not be permitted to exercise the conversion right described below under "—Conversion Rights" in respect of their shares called for redemption.

        If we elect to redeem any or all of the Series C Preferred Shares, we will mail notice of the redemption to each holder of record of Series C Preferred Shares at the address shown on our share transfer books no fewer than 30 days nor more than 60 days before the redemption date. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series C Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of Series C Preferred Shares to be redeemed;

  •
  the place or places where the certificates, if any, evidencing the Series C Preferred Shares to be redeemed are to be surrendered for payment;

  •
  the procedures for surrendering non-certificated shares for payment;

  •
  that the Series C Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

  •
  that the holders of Series C Preferred Shares to which the notice relates will not be able to tender such Series C Preferred Shares for conversion in connection with the Change of Control and each Series C Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

  •
  that dividends on the Series C Preferred Shares to be redeemed will cease to accrue on the redemption date.

        If we redeem fewer than all of the Series C Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series C Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series C Preferred Shares to be redeemed on a pro rata basis or by lot.

        If we have given a notice of redemption and have paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of Series C Preferred Shares called for redemption, then from and after the redemption date, those Series C Preferred Shares will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those Series C Preferred Shares will terminate. The holders of those Series C Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to, but not including, the redemption date.

        The holders of Series C Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series C Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series C Preferred Shares between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Shares to be redeemed.

        A "Change of Control" is when, after the original issuance of the Series C Preferred Shares, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Conversion Rights

        Upon the occurrence of a Change of Control, each holder of Series C Preferred Shares will have the right (subject to our right to redeem the Series C Preferred Shares in whole or in part, as described under "—Redemption," prior to the Change of Control Conversion Date) to convert some or all of the Series C Preferred Shares held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of our common shares per share of Series C Preferred Shares (the "Common Share Conversion Consideration") equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Share dividend payment and prior to the corresponding Series C Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price; and

  •
  8.5616 (the "Share Cap").

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a dividend of our common shares), subdivisions or combinations (in each case, a "Share Split") with respect to our common shares. The adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, (a) the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and (b) the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 34,246,400 shares (or equivalent Alternative Conversion Consideration, as applicable) (the "Exchange Cap"), or 39,383,360 shares if the underwriters' option to purchase additional Series C Preferred Shares is exercised in full. The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and for additional issuances of Series C Preferred Shares, if any.

        In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form

Consideration"), a holder of Series C Preferred Shares will receive upon conversion of such Series C Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

        If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series C Preferred Shares will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        We will not issue fractional common shares upon the conversion of the Series C Preferred Shares. Instead, we will pay the cash value of such fractional shares based on the Common Share Price.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of record of Series C Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

  •
  the events constituting the Change of Control;

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  the date of the Change of Control;

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  the last date on which the holders of Series C Preferred Shares may exercise their Change of Control Conversion Right;

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  the method and period for calculating the Common Share Price;

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  the Change of Control Conversion Date;

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  that if, prior to the Change of Control Conversion Date, we provide or have provided notice of our election to redeem all or any portion of the Series C Preferred Shares, holders will not be able to convert Series C Preferred Shares and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

  •
  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series C Preferred Share;

  •
  the name and address of the paying agent and the conversion agent; and

  •
  the procedures that the holders of Series C Preferred Shares must follow to exercise the Change of Control Conversion Right.

        To exercise the Change of Control Conversion Right, a holder of Series C Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing Series C Preferred Shares to be converted, duly endorsed for transfer, together with a written, completed conversion notice to our transfer agent. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

  •
  the number or percentage of Series C Preferred Shares to be converted; and

  •
  that the Series C Preferred Shares are to be converted pursuant to the applicable provisions of the Series C Preferred Shares.

        The "Change of Control Conversion Date" is the date the Series C Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C Preferred Shares.

        The "Common Share Price" will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on Nasdaq or the NYSE, as the case may be, for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

        Holders of Series C Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

  •
  the number of withdrawn Series C Preferred Shares;

  •
  if certificated Series C Preferred Shares have been issued, the certificate numbers of the withdrawn Series C Preferred Shares; and

  •
  the number of Series C Preferred Shares, if any, which remain subject to the conversion notice.

        Notwithstanding the foregoing, if the Series C Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

        Series C Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we provide or have provided notice of our election to redeem such Series C Preferred Shares, whether pursuant to our optional redemption right or our special optional redemption right. Holders of Series C Preferred Shares will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Accordingly, if we have provided a redemption notice with respect to some or all of the Series C Preferred Shares, holders of any Series C Preferred Shares that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares that have been called for redemption, and such Series C Preferred Shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

        We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date. In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series C Preferred Shares into our common shares. Notwithstanding any other provision of the Series C Preferred Shares, no holder of Series C Preferred Shares will be entitled to convert such Series C Preferred Shares into our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our Declaration of Trust and the articles supplementary setting forth the terms of the Series C Preferred Shares, unless we provide an exemption from this limitation for such holder. See "—Restrictions on Ownership and Transfer," below.

        These Change of Control conversion and redemption features may make it more difficult for a party to take over the Trust or discourage a party from taking over the Trust. See "Risk Factors—You may not be permitted to exercise conversion rights upon a change of control. If exercisable, the change of control conversion feature of the Series C Preferred Shares may not adequately compensate you, and the change of control conversion and redemption features of the Series C Preferred Shares may make it more difficult for a party to take over the Trust or discourage a party from taking over the Trust."

        Except as provided above in connection with a Change of Control, the Series C Preferred Shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

        Holders of Series C Preferred Shares generally will have no voting rights, except as set forth below.

        Whenever dividends on the Series C Preferred Shares are in arrears for six quarterly periods, whether or not consecutive (a "Preferred Dividend Default"), the number of trustees then constituting our Board of Trustees will be increased by two and holders of Series C Preferred Shares and any other parity equity securities upon which like voting rights have been conferred and are exercisable, including the Series B Preferred Shares, will be entitled to vote (voting together as a single class) for the election of two additional trustees to serve on our Board of Trustees (the "Preferred Share Trustees"). The election of the Preferred Share Trustees will occur at a special meeting called by the holders of at least 10% of the outstanding Series C Preferred Shares or any other parity equity securities upon which like voting rights have been conferred and are exercisable if the request is received 90 or more days before the next annual meeting of shareholders, or, if the request is received fewer than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual or special meeting of shareholders, and at each subsequent annual meeting of shareholders until all dividends accumulated on the Series C Preferred Shares for the past dividend periods and the then-current dividend period have been paid or declared and set aside for payment in full. Each Preferred Share Trustee will be elected by a majority of the outstanding Series C Preferred Shares and our parity equity securities upon which like voting rights have been conferred and are exercisable (voting together as a single class) in the election to serve until our next annual meeting of shareholders and until such trustee's successor is duly elected and qualified or until such trustee's right to hold the office terminates as described below, whichever occurs earlier.

        If and when all accumulated dividends in arrears for all past dividend periods and dividends for the then-current dividend period on the Series C Preferred Shares shall have been paid in full, the holders of Series C Preferred Shares will immediately be divested of the voting rights described above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends in arrears and the dividends for the then-current dividend period have been paid in full or set aside for payment in full on all our parity equity securities upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected will immediately terminate. Any Preferred Share Trustee may be removed at any time, with or without cause, by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of at least two-thirds of the outstanding Series C Preferred Shares when they have the voting rights described above and any other parity equity securities upon which like voting rights have been conferred and are exercisable, including our Series B Preferred Shares (voting together as a single class). So long as a Preferred Dividend Default continues, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office or, if none remains in office, by a vote of the holders of record of the outstanding Series C Preferred Shares when they have the voting rights described above and all our parity equity securities upon which like voting rights have been conferred and are exercisable (voting together as a single class). Each Preferred Share Trustee will be entitled to one vote on any matter.

        So long as any Series C Preferred Shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the then-outstanding Series C Preferred Shares and our other parity equity securities, including the Series B Preferred Shares (voting together as a single class):

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  authorize or create (including by reclassification), or increase the authorized or issued amount of, any class or series of senior equity securities, or reclassify any authorized shares of the Trust into any such senior equity securities, or create, authorize or issue any obligation or security convertible into, exchangeable for or evidencing the right to purchase or otherwise acquire any such senior equity securities; or

  •
  amend, alter or repeal the provisions of our Declaration of Trust, whether by merger, consolidation, share exchange or otherwise, or consummate a merger, consolidation, share exchange or transfer involving the Trust, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares or any of our parity equity securities, except that if such amendment, alteration or repeal of provisions of our Declaration of Trust materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares disproportionately relative to any of our other parity equity securities, the affirmative vote or consent of the holders of at least two-thirds of the then-outstanding Series C Preferred Shares (voting separately as a single class) shall be required.

        Notwithstanding the preceding sentence, with respect to the occurrence of a merger or consolidation, if there are no senior equity securities (or, if applicable, equity securities of the surviving entity that rank, as to the payment of distributions or upon the liquidation, dissolution or winding up of the surviving entity, senior to our Series B Preferred Shares, Series C Preferred Shares or any other of our parity equity securities) outstanding after any such merger or consolidation that were not outstanding immediately prior to such merger or consolidation, so long as (i) the Series C Preferred Shares or any other of our parity equity securities remain outstanding with the terms thereof materially unchanged or (ii) the holders of Series C Preferred Shares and any other of our parity equity securities receive shares with rights, preferences, privileges and voting powers substantially the same as those of the Series C Preferred Shares or any other of our parity equity securities, as applicable, then, the occurrence of any such merger or consolidation will not be deemed to materially adversely affect any right, privilege or voting power of the Series C Preferred Shares or any other of our parity equity securities, or the holders thereof. In addition, any increase in the amount of authorized Series C Preferred Shares, the issuance of additional Series C Preferred Shares or the creation or issuance, or increase in the amounts authorized, of any other of our parity equity securities, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Shares.

        In any matter in which the holders of Series C Preferred Shares are entitled to vote separately as a single class, each Series C Preferred Share will be entitled to one vote. If the holders of Series C Preferred Shares and any other of our parity equity securities are entitled to vote together as a single class on any matter, the Series C Preferred Shares and the shares of any other of our parity equity securities will have one vote for each $25.00 of liquidation preference.

Information Rights

        During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any Series C Preferred Shares are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series C Preferred Shares as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the

Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series C Preferred Shares. We will mail (or otherwise provide) the reports to the holders of Series C Preferred Shares within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act in each case based on the dates on which we would have been required to file such reports if we were a "non-accelerated filer" within the meaning of the Exchange Act.

Restrictions on Ownership and Transfer

        For information regarding restrictions on ownership and transfer of our shares of beneficial interest, see "Restrictions on Ownership and Transfer" contained in the accompanying prospectus.

        For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code. In order to assist us in meeting these requirements, among other purposes, our Declaration of Trust and the articles supplementary for the Series C Preferred Shares provide that any transaction that would result in our disqualification as a REIT under Section 856 of the Code, including any transaction that would result in (i) a person owning shares of beneficial interest in excess of the ownership limit of 9.8%, in number or value, of our outstanding shares of beneficial interest, (ii) fewer than 100 people owning our shares of beneficial interest, (iii) us being "closely held" (within the meaning of Section 856(h) of the Code), or (iv) 50% or more of the fair market value of our shares of beneficial interest being held by persons other than United States persons, will be void ab initio. The ownership limitation described under "Restrictions on Ownership and Transfer" in the accompanying prospectus applies to ownership of Series C Preferred Shares as a separate class pursuant to Article II of our Declaration of Trust, under which Series C Preferred Shares owned by a shareholder in excess of the ownership limit will be transferred to a charitable trust and may be purchased by us under certain circumstances. Our Board of Trustees may, in its sole discretion, exempt a person from the ownership limits, as described under "Restrictions on Ownership and Transfer" in the accompanying prospectus.

        Any ownership limit also applies to our outstanding shares of beneficial interest in the aggregate. See "Restrictions on Ownership and Transfer" in the accompanying prospectus. Notwithstanding any other provision of the Series C Preferred Shares, no holder of Series C Preferred Shares will be entitled to convert any Series C Preferred Shares into our common shares to the extent that receipt of our common shares would cause such holder or any other person to exceed the ownership limit contained in our Declaration of Trust.

Preemptive Rights

        No holders of Series C Preferred Shares shall, as the holders, have any preemptive rights to purchase or subscribe for our common shares or any other security of the Trust.

Book-Entry Procedures

        DTC will act as securities depositary for the Series C Preferred Shares. We may issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co (or such other nominee as may be requested by an authorized representative of DTC). Any such certificates will represent the total aggregate number of Series C Preferred Shares. We will deposit any such certificates with DTC or a custodian appointed by DTC. Unless otherwise required by our Declaration of Trust, we will not issue certificates to you for the Series C Preferred Shares that you purchase, unless DTC's services are discontinued as described below.

        Title to book-entry interests in the Series C Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Series C Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series C Preferred Shares.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

        Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

        When you purchase Series C Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series C Preferred Shares on DTC's records. You, as the actual owner of the Series C Preferred Shares, are the "beneficial owner." Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts Series C Preferred Shares are credited.

        You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series C Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

        Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We understand that, under DTC's existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our Declaration of Trust, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Any redemption notices with respect to the Series C Preferred Shares will be sent to DTC. If fewer than all of the Series C Preferred Shares are being redeemed, DTC will reduce each Direct Participant's holdings of Series C Preferred Shares in accordance with its established procedures.

        In those instances where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Series C Preferred Shares unless authorized by a Direct Participant in accordance with DTC's established procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts the Series C Preferred Shares are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

        Dividends and distributions on the Series C Preferred Shares will be made directly to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC). DTC's practice is to credit participants' accounts upon DTC's receipt of funds in accordance with their respective holdings shown on DTC's records. Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, us or any agent of ours, subject to any statutory or regulatory requirements as may be in effect from time to time.

        DTC may discontinue providing its services as securities depositary with respect to the Series C Preferred Shares at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series C Preferred Shares. In that event, we will print and deliver certificates in fully registered form for the Series C Preferred Shares. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not obtained, we will issue the Series C Preferred Shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

        Initial settlement for the Series C Preferred Shares will be made in immediately available funds. Secondary market trading among DTC's Participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement with BMO Capital Markets Corp. and Raymond James & Associates, Inc., as representatives of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the number of Series C Preferred Shares set forth opposite its name in the table below.

Underwriter	Number of Shares
BMO Capital Markets Corp.	1,380,000
Raymond James & Associates, Inc.	1,380,000
Robert W. Baird & Co. Incorporated	280,000
D.A. Davidson & Co.	280,000
Janney Montgomery Scott LLC	280,000
J.J.B. Hilliard, W.L. Lyons, LLC	280,000
PNC Capital Markets LLC	120,000

Total	4,000,000

        Under the terms of the underwriting agreement, the underwriters are committed, severally and not jointly, to purchase all of these Series C Preferred Shares if any shares are purchased, other than those Series C Preferred Shares covered by the option to purchase additional Series C Preferred Shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify severally the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        The underwriting agreement provides that the underwriters' obligations to purchase the Series C Preferred Shares depend on the satisfaction of the conditions contained in the underwriting agreement. The conditions contained in the underwriting agreement include the requirement that the representations and warranties made by us and our operating partnership to the underwriters are true, that there is no material adverse change in the financial markets and that we deliver to the underwriters customary closing documents.

Commissions and Discounts

        The underwriters propose to offer the Series C Preferred Shares directly to the public at the public offering price per share set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of $0.50 per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per share to other dealers. If all of the Series C Preferred Shares are not sold at the public offering price, the representatives of the underwriters may change the public offering price and the other selling terms. The offering of the Series C Preferred Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The following table shows the per share and total underwriting discount that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the option to purchase additional Series C Preferred Shares described below.

	Per Share	Without Option	With Option
Public offering price	$25.00	$100,000,000	$115,000,000
Underwriting discount	$0.7875	$3,150,000	$3,622,500
Proceeds, before expenses, to us	$24.2125	$96,850,000	$111,377,500

        The expenses of the offering, not including the underwriting discount, are estimated at $150,000 and are payable by us.

Option to Purchase Additional Shares

        We have granted the underwriters an option to purchase up to an additional 600,000 Series C Preferred Shares at the public offering price less the underwriting discount and less an amount per share equal to any dividends per share of Series C Preferred Shares payable by us on the Series C Preferred Shares that are not payable by us on these option shares. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Series C Preferred Shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We have agreed not to, directly or indirectly, (i) offer, pledge, sell, contract to sell, grant any option to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, any of the Series C Preferred Shares or any preferred shares ranking on parity with or senior to the Series C Preferred Shares or any options or warrants to acquire Series C Preferred Shares or securities exchangeable or exercisable for or convertible into Series C Preferred Shares or preferred shares ranking on parity with or senior to the Series C Preferred Shares; (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series C Preferred Shares or such parity or senior preferred shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series C Preferred Shares, such parity or senior preferred shares, in cash or otherwise; or (iii) announce the offering of, or file or cause to be filed any registration statement under the Securities Act with respect to, the Series C Preferred Shares or any preferred shares ranking on parity with or senior to the Series C Preferred Shares or any options or warrants to acquire Series C Preferred Shares or securities exchangeable or exercisable for or convertible into Series C Preferred Shares or preferred shares ranking on parity with or senior to the Series C Preferred Shares for a period of 60 days after the date of this prospectus supplement without the prior written consent of the representatives.

New York Stock Exchange Listing

        The Series C Preferred Shares are a new issue of securities with no established trading market. We have applied to list the Series C Preferred Shares on the NYSE under the symbol "IRET PRC." If this application is approved, trading of the Series C Preferred Shares on the NYSE is expected to begin within 30 days following initial delivery of the Series C Preferred Shares. The underwriters have advised us that they intend to make a market in the Series C Preferred Shares prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the shares, however, and may cease market making activities, if commenced, at any time. There can be no assurance that the NYSE will approve the Series C Preferred Shares for listing.

Price Stabilization and Short Positions

        Until the distribution of Series C Preferred Shares is completed, the SEC rules may limit the underwriters and selling group members from bidding for and purchasing the Series C Preferred Shares. However, the underwriters may engage in transactions that stabilize the price of the Series C Preferred Shares, such as bids or purchases of shares in the open market while the offering is in progress to peg, fix, or maintain that price. These transactions may also include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional Series C Preferred Shares from us in the offering. The underwriters may reduce that short position by purchasing Series C Preferred Shares in the open market and by exercising all or part of the option to purchase additional Series C Preferred Shares described above. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional Series C Preferred Shares pursuant to the option granted to them.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the price of the Series C Preferred Shares. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Series C Preferred Shares. They may also cause the price of the Series C Preferred Shares to be higher than the price that would otherwise exist on the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them without notice at any time.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses.

        Affiliates of certain underwriters in this offering are lenders under our unsecured revolving line of credit and will receive their pro rata portion of the net proceeds from this offering used to reduce the outstanding borrowings under this line of credit. Banking affiliates of BMO Capital Markets Corp., Raymond James & Associates, Inc. and PNC Capital Markets LLC are lenders under this line of credit, with Raymond James Bank, N.A. and PNC Bank, National Association acting thereunder as lenders, Bank of Montreal acting thereunder as administrative agent and BMO Harris Bank N.A. acting thereunder as a lender and as the issuer of letters of credit; BMO Capital Markets Corp. serves thereunder as a joint lead arranger and joint book runner.

        Robert W. Baird & Co. Incorporated, D.A. Davidson & Co., Janney Montgomery Scott LLC and J.J.B. Hilliard, W.L. Lyons, LLC were among the several underwriters of our underwritten public offering of the Series B Preferred Shares. Such underwriters will not receive any fees in connection with our redemption of the Series B Preferred Shares.

        We have a historical and ongoing relationship with BMO Capital Markets Corp. On July 17, 2017, we engaged BMO Capital Markets Corp. to provide financial advisory services in connection with the Company's consideration of the disposition of non-core properties and BMO Capital Markets Corp. is a representative of the underwriters of this offering. A family member of Mark O. Decker, Jr., our Chief Executive Officer, President and Chief Investment Officer, is an employee of BMO Capital Markets Corp. and could have an indirect material interest in any such engagement and related transaction(s). Our Board of Trustees has pre-approved these engagements of BMO Capital Markets Corp.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, any of which could adversely affect future trading prices of the Series C Preferred Shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Extended Settlement

        The underwriters expect that the Series C Preferred Shares will be delivered in global form through the book-entry delivery system of DTC on or about October 2, 2017. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares prior to October 2, 2017 will be required by virtue of the fact that the shares initially will settle in four trading days to specify alternative settlement arrangements to prevent a failed settlement and should consult their own investment advisor.

Offer Restrictions Outside the U.S.

        Other than in the U.S., no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

United Kingdom

        This prospectus supplement is only being distributed to and is only directed at (i) persons outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"), or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons in (i), (ii) and (iii) above together being referred to as "relevant persons"). The Series C Preferred Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Series C Preferred Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of the contents of such documents. Persons distributing this document must satisfy themselves that it is lawful to do so.

        In relation to anything to be done in the United Kingdom:

  •
  this prospectus supplement has only been communicated and will only be communicated in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 (the "FSMA") does not apply to BMO Capital Markets Corp., Raymond James & Associates, Inc. or any underwriter; and

  •
  each person involved in the issue of the Series C Preferred Shares has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series C Preferred Shares in, from or otherwise involving the United Kingdom.

Canada

        Shares of Series C Preferred Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, exemptions and Ongoing Registrant Obligations. Any resale of the Series C Preferred Shares must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

        The Series C Preferred Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Series C Preferred Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Series C Preferred Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series C Preferred Shares may not be circulated or distributed, nor may the Series C Preferred Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the Series C Preferred Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Series C Preferred Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person where such transfer arises from an offer pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

EXPERTS

        The audited financial statements, schedule and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference into this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP and, with respect to certain matters of North Dakota law, Stinson Leonard Street LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Morrison & Foerster LLP, New York, New York. Hunton & Williams LLP and Morrison & Foerster LLP may rely as to certain matters of North Dakota law upon the opinion of Stinson Leonard Street LLP.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov.

        We have filed with the SEC a "shelf" registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by the accompanying prospectus. Such prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by such prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and the accompanying prospectus and before the date that the offering of common shares by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended April 30, 2017 filed with the SEC on June 28, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarter ended July 31, 2017 filed with the SEC on September 11, 2017;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2017 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 7, 2017;

  •
  our Current Reports on Form 8-K (excluding any information furnished but not filed thereunder) filed with the SEC on May 3, 2017, July 5, 2017 and September 22, 2017; and

  •
  the description of our common shares contained in our Registration Statement on Form 10 (File No. 0-14851), dated July 29, 1986, as amended by our Amended Registration Statement on Form 10, dated December 17, 1986, and our Second Amended Registration Statement on Form 10, dated March 12, 1987.

        All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of the offering of any of the securities covered under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the prospectus and any previously filed documents.

        We will provide copies of all documents that are incorporated by reference into this prospectus supplement (not including the exhibits other than exhibits that are specifically incorporated by reference) without charge to each person to whom this prospectus is delivered and who so requests in writing or by calling us at the following address and telephone number:

Investors Real Estate Trust
1400 31st Avenue SW, Suite 60
Minot, ND 58702
Attn: Shareholder Relations
Telephone: (701) 837-4738
Facsimile: (701) 838-7785

PROSPECTUS

Common Shares
Preferred Shares

        We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus.

        We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

        We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

        Our common shares of beneficial interest, no par value per share, or common shares, are listed on the New York Stock Exchange, or the NYSE, under the symbol "IRET." On September 6, 2017, the last reported sale price of our common shares was $6.21 per share. Our 7.95% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share, or Series B preferred shares, are listed on the NYSE under the symbol "IRET PRB."

        Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.

        We impose certain restrictions on the ownership and transfer of our common shares and our shares of beneficial interest. You should read the information under the section entitled "Description of Shares of Beneficial Interest—Ownership and Transfer Restrictions" in this prospectus for a description of these restrictions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2017.

ABOUT THIS PROSPECTUS	1
RISK FACTORS	1
OUR COMPANY	1
USE OF PROCEEDS	3
RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS	4
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST	5
LEGAL OWNERSHIP OF SECURITIES	10
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	11
PLAN OF DISTRIBUTION	41
LEGAL MATTERS	44
EXPERTS	44
WHERE YOU CAN FIND MORE INFORMATION	44
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	44
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	45

        You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled "Where You Can Find More Information" and "Documents Incorporated By Reference."

        This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference."

        As used in this prospectus supplement, references to "we," "our," "us," the "Company," "IRET" and similar references are to Investors Real Estate Trust and its consolidated subsidiaries, including IRET Properties, a North Dakota Limited Partnership, our operating partnership, unless otherwise expressly stated or the context otherwise requires.

RISK FACTORS

        Before purchasing the securities offered by this prospectus you should carefully consider the risk factors in any prospectus supplement and incorporated by reference in this prospectus and any prospectus supplement from our Annual Report on Form 10-K for the year ended April 30, 2017, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference." Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

OUR COMPANY

        We are a self-administered equity real estate investment trust ("REIT") organized under the laws of North Dakota, and began operations in July 1970. Our business consists of acquiring, owning and leasing income-producing properties located primarily in the upper Midwest. Our investment strategy focuses primarily on multifamily properties. In June 2016, we announced our intention to transition toward becoming a pure play multifamily REIT and to sell our remaining commercial properties, the majority of which are healthcare properties. We operate mainly within the states of North Dakota and Minnesota, although we also own properties in Iowa, Kansas, Montana, Nebraska, South Dakota and Wisconsin. Our principal executive office is located in Minot, North Dakota. We also have corporate offices in Minneapolis and St. Cloud, Minnesota, and additional property management offices located in the states where we own properties.

        We operate in a manner intended to enable us to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as may be amended ("Code"). We are structured as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, where we own our assets and conduct our day-to-day business operations through an operating partnership, IRET Properties, a North Dakota Limited Partnership, of which IRET, Inc., a North Dakota corporation and our wholly-owned subsidiary, is the sole general partner.

 USE OF PROCEEDS

        Unless otherwise specified in a particular prospectus supplement accompanying this prospectus or document filed by us with the SEC and incorporated by reference in this prospectus, we will use the net proceeds from sales of securities for one or more of the following:

  •
  repayment of debt;

  •
  acquisition of additional properties;

  •
  funding our development and redevelopment pipeline;

  •
  redemption of preferred shares;

  •
  working capital; and

  •
  other general corporate purposes.

        Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering.

 RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods indicated. The ratio of earnings to fixed charges was computed by dividing earnings by our fixed charges. The ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by our combined fixed charges and preferred share dividends. For purposes of calculating these ratios, earnings consist of income from continuing operations plus fixed charges, less loss (income) from non-controlling interests and interest capitalized. Fixed charges consist of interest charges on all indebtedness, whether expensed or capitalized, the interest component of rental expense and the amortization of debt discounts and issue costs, whether expensed or capitalized. Preferred share dividends consist of dividends on our 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series A preferred shares") prior to the completion of our redemption of all outstanding Series A preferred shares on December 2, 2016 and dividends on our Series B preferred shares.

	Fiscal Year Ended April 30,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	(1)	1.25x	1.15x	1.01x	1.17x
Ratio of earnings to combined fixed charges and preferred share dividends.	(1)	1.05x	(2)	(3)	1.02x

(1)
Earnings were inadequate to cover (a) fixed charges and (b) combined fixed charges and preferred share dividends by $21.5 million and $32.0 million, respectively. Excluding non-cash asset impairment charges of $57.1 million, the ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred share dividends would have been 1.77x and 1.44x, respectively, for the fiscal year ended April 30, 2017.

(2)
Earnings were inadequate to cover combined fixed charges and preferred share dividends by $2.1 million. Excluding non-cash asset impairment charges of $4.5 million, the ratio of earnings to combined fixed charges and preferred share dividends would have been 1.03x, for the fiscal year ended April 30, 2015.

(3)
Earnings were inadequate to cover combined fixed charges and preferred share dividends by $11.1 million. Excluding non-cash asset impairment charges of $7.8 million, the ratio of earnings to combined fixed charges and preferred share dividends would have been 0.95x, for the fiscal year ended April 30, 2014.

 DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        The following is a summary of the material terms of our shares of beneficial interest. This summary is not a complete legal description of the common shares or preferred shares and is qualified in its entirety by reference to our Articles of Amendment and Third Restated Declaration of Trust, as amended and supplemented, or our declaration of trust, and our Fifth Restated Trustees' Regulations, or our bylaws. We have filed copies of our declaration of trust, and our bylaws with the SEC and have incorporated by reference such documents as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

        The description of our common shares in our registration statement on Form 10, as amended, dated July 29, 1986 and the description of our Series B preferred shares on in our registration statement on Form 8-A, dated August 3, 2012 and filed with the SEC on August 3, 2012 are incorporated herein by reference.

General

        We are authorized, under our declaration of trust, to issue an unlimited number of our shares of beneficial interest. Our board of trustees is authorized, under our declaration of trust, to provide for the issuance of shares of beneficial interest upon terms and conditions and pursuant to agreements as our board of trustees may determine and, further, to establish by resolution more than one class or series of shares of beneficial interest and to fix the relative rights and preferences of these different classes or series. The rights and preferences of any class or series of shares of beneficial interest will be stated in the articles supplementary to our declaration of trust establishing the terms of that class or series adopted by our board of trustees and will become part of our declaration of trust. As of June 22, 2017, our authorized shares of beneficial interest consisted of an unlimited number of common shares, of which 120,622,114 were issued and outstanding, 1,150,000 Series A preferred shares, of which no shares were issued and outstanding, and 4,600,000 Series B preferred shares, of which 4,600,000 were issued and outstanding.

        The voting rights and rights to distributions of the holders of common shares are subject to the prior rights of the holders of our preferred shares that may be outstanding from time to time. Unless otherwise required by applicable law or regulation, classes or series of preferred shares are issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by our board of trustees. Classes or series of preferred shares may have varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. Any class or series of preferred shares could be given rights that are superior to rights of holders of common shares and a class or series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Ownership and Transfer Restrictions

        Our declaration of trust contains provisions that are intended to help preserve our status as a REIT for federal income tax purposes. Specifically, our declaration of trust provides that any transaction that would result in our disqualification as a REIT under Section 856 of the Code, including any transaction that would result in (i) a person owning shares of beneficial interest in excess of the ownership limit of 9.8%, in number or value, of our outstanding shares of beneficial interest, (ii) less than 100 people owning our shares of beneficial interest, (iii) us being "closely held" (within the meaning of Section 856(h) of the Code), or (iv) 50% or more of the fair market value of our shares of beneficial interest being held by persons other than United States persons, will be void ab initio. If such transaction is not void ab initio, then the shares of beneficial interest that are in excess of the ownership limit, that would cause us to be closely held, that would result in 50% or more of the fair market value of our shares of beneficial interest to be held by persons other than United States persons or that otherwise would result in our disqualification as a REIT, would automatically be exchanged for an equal number of "excess shares," and these excess shares will be transferred to an "excess share trustee" for the exclusive benefit of the charitable beneficiaries named by our board of trustees.

        In such event, any distributions on excess shares will be paid to the excess share trust for the benefit of the charitable beneficiaries. The excess share trustee will be entitled to vote the excess shares, if applicable, on any matter. The excess share trustee may only transfer the excess shares held in the excess share trust as follows:

  •
  if shares of beneficial interest were transferred to the excess share trustee due to a transaction or event that would have caused a violation of the ownership limit or would have caused us to be closely held then, at the direction of our board of trustees, the excess share trustee will transfer the excess shares to the person who makes the highest offer for the excess shares, pays the purchase price and whose ownership will not violate the ownership limit or cause us to be closely held; or

  •
  if excess shares were transferred to the excess share trustee due to a transaction or event that would have caused persons other than United States persons to own more than 50% of the value of our shares of beneficial interest then, at the direction of our board of trustees, the excess share trustee will transfer the excess shares to the United States person who makes the highest offer for the excess shares and pays the purchase price.

        We have certain rights to purchase excess shares from the excess share trustee and must have waived these rights prior to a transfer as described above.

Power to Reclassify Our Unissued Shares of Beneficial Interest

        Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our common shareholders.

Common Shares

        General.    Our declaration of trust authorizes the issuance of an unlimited number of our common shares. As of June 22, 2017, there were 120,622,114 of our common shares outstanding and up to 15,208,028 of our common shares potentially issuable upon redemption of previously issued limited partnership units of our operating partnership, or LP Units, and up to 178,130 of our common shares potentially issuable upon vesting of our restricted stock awards and there were no warrants, options or other contractual arrangements, other than the LP Units, requiring the issuance of our common shares or any other shares of beneficial interest.

        The common shares we may offer from time to time under this prospectus, will be duly authorized, fully paid and nonassessable when issued.

        Voting Rights.    Subject to the provisions of our declaration of trust regarding the restriction on the transfer of our common shares, our common shares have non-cumulative voting rights at the rate of one vote per common share on all matters submitted to the shareholders, including the election of members of our board of trustees.

        Our declaration of trust generally provides that whenever any action is to be taken by the holders of our common shares, including the amendment of our declaration of trust if such amendment is previously approved by our board of trustees, such action will be authorized by a majority of the voting power of the holders of our common shares present in person or by proxy at a meeting at which a quorum is present, except as otherwise required by law, our declaration of trust or our bylaws. Our declaration of trust further provides the following:

            (i)  that the following actions will be authorized by the affirmative vote of the holders of our common shares holding common shares possessing a majority of the voting power of our common shares then outstanding and entitled to vote on such action:

    •
    our termination;

    •
    our merger with or into another entity;

    •
    our consolidation with one or more other entities into a new entity;

    •
    the disposition of all or substantially all of our assets; and

    •
    the amendment of the declaration of trust, if such amendment has not been previously approved by our board of trustees.

           (ii)  that a member of our board of trustees may be removed with or without cause by the holders of our common shares by the affirmative vote of not less than two-thirds of our common shares then outstanding and entitled to vote on such matter.

        Our declaration of trust also permits our board of trustees, by a two-thirds vote and without any action by the holders of our common shares, to amend our declaration of trust from time to time as necessary to enable us to continue to qualify as a real estate investment trust under the Code.

        Dividend, Distribution, Liquidation and Other Rights.    Subject to the preferential rights of our Series B preferred shares, any other preferred shares of beneficial interest that we may issue in the future and the provisions of the declaration of trust regarding the restriction on the transfer of our common shares, holders of our common shares are entitled to receive dividends on their common shares if, as and when authorized and declared by our board of trustees and to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities. Our common shares have equal dividend, distribution, liquidation and other rights. Our common shares have no preference, conversion, exchange, sinking fund or redemption rights.

Preferred Shares

        Our declaration of trust, as amended by the articles supplementary, authorizes the issuance of an unlimited number of our preferred shares. Prior to the authorization of the redemption of our Series A preferred shares on September 1, 2016, we had 1,150,000 Series A preferred shares outstanding. On December 2, 2016 we completed the redemption of all outstanding Series A preferred shares and as of June 22, 2017, there were no Series A preferred shares outstanding and 4,600,000 of our Series B preferred shares issued and outstanding.

        Our board of trustees may authorize the issuance of preferred shares in one or more series and may determine, with respect to any such series, the rights, preferences, privileges and restrictions of the preferred shares of that series, including:

  •
  distribution rights;

  •
  conversion rights;

  •
  voting rights;

  •
  redemption rights and terms of redemptions; and

  •
  liquidation preference.

        The issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. In addition, any preferred shares that we issue could rank senior to our common shares with respect to the payment of distributions, in which case we could not pay any distributions on our common shares until full distributions have been paid with respect to such preferred shares.

        The rights, preferences, privileges and restrictions of each series of preferred shares will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred shares in the prospectus supplement relating to that series, which terms will include:

  •
  the designation and par value of the preferred shares;

  •
  the voting rights, if any, of the preferred shares;

  •
  the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;

  •
  the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred shares;

  •
  whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will cumulate;

  •
  the procedures for any auction and remarketing for the preferred shares, if applicable;

  •
  the provision for a sinking fund, if any, for the preferred shares;

  •
  the provision for, and any restriction on, redemption, if applicable, of the preferred shares;

  •
  the provision for, and any restriction on, repurchase, if applicable, of the preferred shares;

  •
  the terms and provisions, if any, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner or calculation) and conversion period;

  •
  the terms under which the rights of the preferred shares may be modified, if applicable;

  •
  the relative ranking and preferences of the preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  any limitation on issuance of any other series of preferred shares, including any series of preferred shares ranking senior to or on parity with the series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  any listing of the preferred shares on any securities exchange;

  •
  if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the preferred shares;

  •
  information with respect to book-entry procedures, if applicable;

  •
  in addition to those restrictions described above, any other restrictions on the ownership and transfer of the preferred shares; and

  •
  any additional rights, preferences, privileges or restrictions of the preferred shares.

Stock Exchange Listings

        Our common shares are listed on the NYSE under the symbol "IRET." Our Series B preferred shares are listed on the NYSE under the symbol "IRET PRB."

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares and our Series B preferred shares is American Stock Transfer & Trust Company, LLC.

 LEGAL OWNERSHIP OF SECURITIES

        We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below.

        As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities. Except in limited circumstances, owners of a beneficial interest in a global security:

  •
  will not be entitled to have the global security or any securities represented by it registered in their names;

  •
  will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

  •
  will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities.

        We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called "participants" for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  •
  the depositary, with respect to participants' interests; or

  •
  any participant, with respect to interests of persons held by the participants on their behalf.

        Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  •
  us or our affiliates; or

  •
  any agent of the above.

 MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the material federal income tax considerations that you, as a shareholder, may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as:

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  insurance companies;

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  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Shareholders" below);

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  financial institutions or broker-dealers;

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  non-U.S. individuals and foreign corporations (except to the limited extent discussed in "—Taxation of Non-U.S. Shareholders" below);

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  U.S. expatriates;

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  persons who mark-to-market our securities;

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  subchapter S corporations;

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  U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

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  regulated investment companies and REITs;

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  trusts and estates;

  •
  holders who receive our securities through the exercise of employee share options or otherwise as compensation;

  •
  persons holding our securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code;

  •
  persons holding our securities through a partnership or similar pass-through entity; and

  •
  persons holding a 10% or more (by vote or value) beneficial interest in our shares of beneficial interest.

        This summary assumes that securityholders hold securities as capital assets for federal income tax purposes, which generally means property held for investment.

        The statements in this section and the opinion of Hunton & Williams LLP, described below, are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

Taxation of Investors Real Estate Trust as a REIT

        We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended April 30, 1971. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to be organized and to operate in such a manner. However, we cannot assure you that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT. Qualification as a REIT depends on our continuing to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results. The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

Federal Income Taxation of Investors Real Estate Trust

        In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable years ended April 30, 2014 through April 30, 2017, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending April 30, 2018 and in the future. Investors should be aware that Hunton & Williams LLP's opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the Internal Revenue Service ("IRS") or any court. In addition, Hunton & Williams LLP's opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, either prospectively or retrospectively, and speaks as of the date issued. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        If we qualify as a REIT, we generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that is timely distributed to shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders, substantially eliminating the federal "double taxation" on earnings (that is, taxation at the corporate level when earned, and again at the shareholder level when distributed) that usually results from investments in a corporation. Nevertheless, we will be subject to federal income tax as follows:

        First, we will be taxed at regular corporate rates on our undistributed "REIT taxable income," including undistributed net capital gains.

        Second, under some circumstances, we may be subject to the "alternative minimum tax" as a consequence of our items of tax preference, including any deductions of net operating losses.

        Third, if we have net income from the sale or other disposition of "foreclosure property" that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

        Fourth, if we have net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

        Fifth, if we should fail to satisfy one or both of the 75% gross income test or the 95% gross income test as described below under "—Requirements for Qualification—Income Tests," but have nonetheless maintained our qualification as a REIT because we have met other requirements, we will be subject to a 100% tax on the greater of (1)(a) the amount by which we fail the 75% gross income test or (b) the amount by which 95% (or 90% for our taxable years beginning before January 1, 2005)

of our gross income exceeds the amount of our income qualifying for the 95% gross income test, multiplied in either case by (2) a fraction intended to reflect our profitability.

        Sixth, if we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test) commencing with taxable years beginning on or after January 1, 2005, as described below under "—Requirements for Qualification—Asset Tests," as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

        Seventh, if we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

        Eighth, if we fail to distribute during each year at least the sum of:

  •
  85% of our REIT ordinary income for such year,

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  95% of our capital gain net income for such year and

  •
  any undistributed taxable income required to be distributed from prior periods,

        then we will be subject to a 4% excise tax on the excess of this required distribution amount over the amounts actually distributed.

        Ninth, if we should acquire any asset from a "C" corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and no election is made for the transaction to be currently taxable, and we subsequently recognize gain on the disposition of such asset during the up to 10-year period beginning on the date on which we acquired the asset, we generally will be subject to tax at the highest regular corporate rate applicable on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, the "Built-in Gains Tax."

        Tenth, we will be subject to a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm's-length basis.

        Eleventh, we may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. Shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

        Twelfth, we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described below in "—Recordkeeping Requirements."

        Thirteenth, the earnings of our lower-tier entities, if any, that are subchapter C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

        In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

  Requirements for Qualification

        To qualify as a REIT, we must elect to be treated as a REIT and must meet the following requirements, relating to our organization, sources of income, nature of assets and distributions.

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation but for application of the REIT provisions of the federal income tax laws;

  4.
  that is neither a financial institution nor an insurance company subject to special provisions of the Code;

  5.
  that has at least 100 persons as beneficial owners (determined without reference to any rules of attribution);

  6.
  during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities), which we refer to as the five or fewer requirement;

  7.
  that elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  8.
  that (unless the entity qualified as a REIT for any taxable year beginning on or before October 4, 1976, which is the case with us) uses the calendar year as its taxable year and complies with the recordkeeping requirements of the federal income tax laws; and

  9.
  that satisfies the income tests, the asset tests, and the distribution tests, described below.

        The Code provides that REITs must satisfy all of the first four, the eighth (if applicable) and the ninth requirements during the entire taxable year. REITs must satisfy the fifth requirement during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of determining share ownership under the sixth requirement, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth requirement above. We will be treated as having met the sixth requirement if we comply with certain Treasury Regulations for ascertaining the ownership of our shares for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that the sixth condition was not satisfied for such year. Our declaration of trust currently includes restrictions regarding transfer of our shares of beneficial interest that, among other things, assist us in continuing to satisfy the fifth and sixth of these requirements.

        Qualified REIT Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary from its parent REIT will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself for purposes of applying the requirements herein. Our qualified REIT subsidiaries will not be subject to federal corporate income taxation, although they may be subject to state and local taxation in some states.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and to earn its proportionate share of the partnership's gross income for purposes of the applicable REIT qualification tests. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of IRET Properties, our operating partnership (including our operating partnership's share of the assets, liabilities and items of income with respect to any partnership in which it holds an interest), is treated as our assets, liabilities and items of income for purposes of applying the requirements described herein. For purposes of the 10% value test (see "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership. Our proportionate share of the assets, liabilities and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Taxable REIT Subsidiaries.    A REIT may own up to 100% of the shares of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a taxable REIT subsidiary. We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we will treat the dividends paid to us from such taxable REIT subsidiary, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of taxable REIT subsidiaries in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% (or 20% with respect to taxable years after December 31, 2017) of the value of a REIT's assets may consist of stock or securities of one or more taxable REIT subsidiaries.

        A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis.

        A taxable REIT subsidiary may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated, unless such rights are provided to an "eligible independent contractor" (as described below) to operate or manage a lodging facility or a health care facility if such rights are held by the taxable REIT subsidiary as a franchisee, licensee, or in a similar capacity and such health care facility or lodging facility is either owned by the taxable REIT subsidiary or leased to the taxable REIT subsidiary by its parent REIT. A taxable REIT subsidiary will not be considered to operate or manage a "qualified health care property" or "qualified lodging facility" solely because the taxable REIT subsidiary directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a taxable REIT subsidiary that employs individuals working at a "qualified health care property" or "qualified lodging facility" outside of the United States will not be considered to operate or manage a "qualified health care property" or "qualified lodging facility," as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the taxable REIT subsidiary pursuant to a management agreement or similar service contract.

        Gross Income Tests.    In order to maintain our qualification as a REIT, we must satisfy two gross income requirements. First, we must derive, directly or indirectly, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year from investments relating to real property or mortgages on real property, including "rents from real property," gains on disposition of real estate, dividends paid by another REIT and interest on obligations secured by real property or on interests in real property, or from certain types of temporary investments. Although a debt instrument issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act) is treated as a "real estate asset" for the asset tests for taxable years beginning after December 31, 2015, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

        Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities. Income and gain from "hedging transactions" that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% gross income test. In addition, as discussed below, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

        Rents from Real Property.    Rents that we receive from our real property will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met.

        First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales, provided that such percentage (a) is fixed at the time the lease is entered into, (b) is not renegotiated during the term of the lease in a manner that has the effect of basing percentage rent on income or profits, and (c) conforms with normal business practice.

        Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a "related party tenant"), other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person.

        As described above, we may own up to 100% of the shares of one or more taxable REIT subsidiaries. There are two exceptions to the related-party tenant rule described in the preceding paragraph for taxable REIT subsidiaries. Under the first exception, rent that we receive from a taxable REIT subsidiary will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The "substantially comparable" requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock will not be treated as "rents from real property."

        Under the second exception, a taxable REIT subsidiary is permitted to lease health care properties from the related REIT as long as it does not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care or lodging facility is operated. Rent related to a qualified healthcare property that we receive from a taxable REIT subsidiary will qualify as "rents from real property" as long as the "qualified health care property" is operated on behalf of the taxable REIT subsidiary by an "independent contractor" who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified health care properties" for any person unrelated to us and the taxable REIT subsidiary (an "eligible independent contractor"). A "qualified health care property" includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our assisted living facilities generally will be treated as "qualified health care properties," but our independent living facilities generally will not be.

        Third, "rents from real property" excludes rent attributable to personal property except where such personal property is leased in connection with a lease of real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year.

        Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute "rents from real property" unless such services are customarily provided in the geographic area. Customary services that are not considered to be provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances, and the collection of trash) can be provided directly by us. Where, on the other hand, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor from whom we do not receive any income or a taxable REIT subsidiary. Non-customary services that are not performed by an independent contractor or taxable REIT subsidiary in accordance with the applicable requirements will result in impermissible tenant service income to us to the extent of the income earned (or deemed earned) with respect to such services. If the impermissible tenant service income (valued at not less than 150% of our direct cost of performing such services) exceeds 1% of our total income from a property, all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services does not exceed 1% of our total income from the property, the services will not cause the rent paid by tenants of the property to fail to qualify as rents from real property, but the impermissible tenant services income will not qualify as "rents from real property."

        Our residential rental properties are generally leased under one-year leases providing for fixed rent. Our commercial properties are generally leased for longer terms and generally provide for base rent and, in a number of cases, percentage rent based on gross sales. In order for the rent paid under our leases to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

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  the intent of the parties;

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  the form of the agreement;

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  the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

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  the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, the federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

        Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. We intend to structure our leases so that they will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from our percentage and other leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below.

        We do not currently charge and do not anticipate charging rent that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of receipts or sales, as is permitted). We also do not anticipate either deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents or receiving rent from related party tenants.

        Our operating partnership does provide certain services with respect to our properties. We believe that the services with respect to our properties that are and will be provided directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to particular tenants and, therefore, that the provision of such services will not cause rents received with respect to the properties to fail to qualify as rents from real property. Services with respect to the properties that we believe may not be provided by us or the operating partnership directly without jeopardizing the qualification of rent as "rents from real property" are and will be performed by independent contractors or taxable REIT subsidiaries.

        We may, directly or indirectly, receive fees for property management and brokerage and leasing services provided with respect to some properties not owned entirely by the operating partnership. These fees, to the extent paid with respect to the portion of these properties not owned, directly or indirectly, by us, will not qualify under the 75% gross income test or the 95% gross income test. The operating partnership also may receive other types of income with respect to the properties it owns that will not qualify for either of these tests. We believe, however, that the aggregate amount of these fees and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under either the 75% gross income test or the 95% gross income test.

        If a portion of the rent that we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as "rents from real property" because either (1) the rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries (including as a result of a property leased to a taxable REIT subsidiary failing to qualify as a "qualified healthcare property" or "qualified lodging facility") or an operator engaged by a taxable REIT subsidiary to operate a "qualified health care property" or "qualified lodging facility" failing to qualify as an eligible independent contractor) or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, none of the rent from that property would qualify as "rents from real property." In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee's proportionate share of a property's operational or capital expenses, such charges generally will qualify as "rents from real property." To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that late charges do not qualify as "rents from real property," they instead will be treated as interest that qualifies for the 95% gross income test.

        Interest.    We may, on a select basis, purchase mortgage debt when we believe our investment will allow us to acquire ownership of the underlying property. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, except to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as "significant" for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. In addition, for taxable years beginning after December 31, 2015, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the gross income and asset tests.

        We also may selectively invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may relay, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans may not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the gross income and asset tests.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

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  the REIT has held the property for not less than two years (or, for sales made on or before July 30, 2008, four years);

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  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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  either (1) during the year in question, the REIT did not make more than seven sales of property, other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) with respect to taxable years beginning after December 31, 2015, (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT's properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10% or (5) with respect to taxable years beginning after December 31, 2015, (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT's properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;

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  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or, with respect to taxable years beginning after December 31, 2015, a taxable REIT subsidiary.

        When possible, we will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business." We have selectively disposed of certain of our properties in the past and intend to make additional dispositions in the future. Some of our past dispositions may not have qualified for that safe harbor, and some of our future dispositions may not qualify for that safe harbor. We believe that our past dispositions will not be treated as prohibited transactions, and we may avoid disposing of property that may be characterized as held primarily for sale to customers in the ordinary course of business. No assurance can be provided that the IRS will not assert that some or all of our past or future dispositions are subject to the 100% prohibited transactions tax. If the IRS successfully imposes the 100% prohibited transactions tax on some or all of our dispositions, the resulting tax liability could be material. We may choose to conduct some property sales through a taxable REIT subsidiary, which would be subject to federal and state income taxation as a corporation.

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. "Foreclosure property" is any real property, including interests in real property, and any personal property incident to such real property (a) that is acquired by a REIT as the result of such REIT having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property, (b) for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated, and (c) for which the REIT makes a proper election to treat the property as foreclosure property. Foreclosure property also includes any "qualified health care property" acquired by the REIT as a result of the termination or expiration of a lease of such property, without regard to a default or the imminence of default.

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to a qualified healthcare property, the second taxable year) following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the

Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

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  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on the property, other than completion of a building or, any other improvement, where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, with respect to taxable years beginning after December 31, 2015, a taxable REIT subsidiary. In the case of a qualified health care property, income derived or received by the REIT from an independent contractor is disregarded to the extent attributable to (1) any lease of property that was in effect on the date the REIT acquired the qualified healthcare property or (2) the extension or renewal of such a lease if under the terms of the new lease the REIT receives a substantially similar or lesser benefit in comparison to the original lease.

        From time to time, we may enter into hedging transactions with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A "hedging transaction" means any of (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (3) any transaction entered into after December 31, 2015 to "offset" a transaction described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

        Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Code.

        Those relief provisions are available if:

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  our failure to meet these tests is due to reasonable cause and not to willful neglect; and

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  we file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests in accordance with regulations prescribed by the Secretary of the Treasury.

        We cannot predict whether in all circumstances we would be entitled to the benefit of the relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. Even if this relief provision applies, the Code imposes a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests.

        At the close of each quarter of our taxable year, we also must satisfy the following asset tests to maintain our qualification as a REIT:

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  At least 75% of the value of our total assets must be represented by real estate assets (including interests in real property (including leaseholds and options to acquire real property and leaseholds, and, for taxable years beginning after December 31, 2015, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as "rents from real property"), interests in mortgages on real property, stock in other REITs and debt instruments issued by "publicly offered REITs"); cash and cash items (including receivables and certain money market funds); government securities; and investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year-term.

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  No more than 25% of the value of our total assets may be represented by securities of taxable REIT subsidiaries or other assets that are not qualifying for purposes of the 75% asset test.

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  Except for equity investments in REITs, partnerships, qualified REIT subsidiaries or taxable REIT subsidiaries or other investments that qualify as "real estate assets", for purposes of the 75% asset test:

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  the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets (the "5% asset test"); and

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  we may not own more than 10% of the voting power or value of any one issuer's outstanding voting securities (the "10% vote or value test").

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  No more than 25% of the value of our total assets (or, with respect to taxable years beginning after December 31, 2017, 20% of the value of our total assets) may be represented by securities of one of more taxable REIT subsidiaries.

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  No more than 25% of the value of our total assets may consist of debt instruments issued by "publicly offered REITs" to the extent such debt instruments are not secured by real property or interests in real property.

        For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include shares in another REIT, debt of "publicly offered REITs," equity or debt securities of a qualified REIT subsidiary or a taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT (other than a "publicly offered REIT"), except that for purposes of the 10% value test, the term "securities" does not include: (i) straight debt securities (including straight debt that provides for certain contingent payments); (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a "related person"; (iv) any obligation to pay rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, (a) a REIT's interest as a partner in a partnership is not considered a "security" for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income (excluding income from prohibited transactions) is derived from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership. For taxable years beginning after October 22, 2004, a special look-through rule applies for determining a REIT's share of securities held by a partnership in which the REIT holds an interest for purposes of the 10% value test. Under that look-through rule, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to securities described in items (a) and (b) above.

        As described above, we may, on a select basis, invest in mortgage debt when we believe our investment will allow us to acquire ownership of the underlying property. We expect that any investments in mortgage loans will generally be treated as real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan during a taxable year exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the loan on the relevant quarterly REIT asset testing date or (2) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

        We believe that substantially all of our assets consist of (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets, and (4) cash, cash items and government securities. We monitor the status of our assets for purposes of the various asset tests, and manage our portfolio in order to comply with such tests.

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for a failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

        If a REIT violates the 5% asset test or the 10% vote or value test described above, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure a violation that does not exceed the lesser of 1% of the REIT's assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets causing the violation. In the event of any other failure of the asset tests, a REIT may avoid disqualification as a REIT, if such failure was due to reasonable cause and not due to willful neglect, by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Annual Distribution Requirements

        To qualify for taxation as a REIT, the Code requires that we make distributions (other than capital gain distributions and deemed distributions of retained capital gain) to our shareholders in an amount at least equal to (a) the sum of: (1) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain or loss), and (2) 90% of our net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

        Generally, we must pay such distributions in the taxable year to which they relate. Dividends paid in the subsequent calendar year, however, will be treated as if paid in the prior calendar year for purposes of the prior year's distribution requirement if the dividends satisfy one of the following two sets of criteria:

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  We declare the dividends in October, November or December, the dividends are payable to shareholders of record on a specified date in such a month, and we actually pay the dividends during January of the subsequent year; or

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  We declare the dividends before we timely file our federal income tax return for such year, we pay the dividends in the 12-month period following the close of the prior year and not later than the first regular dividend payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.

        The distributions under the first bullet point above are treated as received by shareholders on December 31 of the prior taxable year, while the distributions under the second bullet point are taxable to shareholders in the year paid.

        Further, with respect to our 2014 and prior taxable years, in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been "preferential dividends." A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. However, for taxable years beginning after December 31, 2014, the preferential dividend rule does not apply to "publicly offered REITs." Thus, so long as we continue to qualify as a "publicly offered REIT," the preferential dividend rule will not apply to our 2015 and subsequent taxable years.

        Even if we satisfy the foregoing distribution requirements, we will be subject to tax thereon to the extent that we do not distribute all of our net capital gain or "REIT taxable income" as adjusted. Furthermore, if we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for that year; (2) 95% of our REIT capital gain net income for that year; and (3) any undistributed taxable income from prior periods, we would be subject to a 4% non-deductible excise tax on the excess of the required distribution over the amounts actually distributed.

        We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax we paid. For purposes of the 4% excise tax described, any such retained amounts would be treated as having been distributed.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In this event, we may find it necessary to arrange for borrowings or, if possible, pay taxable dividends of our shares or debt securities in order to meet the distribution requirement.

        In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or an agreement as to tax liability between us and an IRS district director, or, an amendment or supplement to our federal income tax return for the applicable tax year, we may be able to rectify any resulting failure to meet the 90% annual distribution requirement by paying "deficiency dividends" to shareholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within 90 days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend we subsequently paid to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

        We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued a revenue procedure authorizing "publicly offered REITs" to treat certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. We have no current intention to make a taxable dividend payable in our shares.

Recordkeeping Requirements

        We must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied and intend to continue to comply with these requirements.

Failure To Qualify

        A violation of a REIT qualification requirement other than the gross income tests or the asset tests will not disqualify us as a REIT if the violation is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each such violation. If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In that event, to the extent of our positive current and accumulated earnings and profits, distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate of 20% on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our REIT qualification. We cannot state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limit on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.

Taxation of U.S. Shareholders

        As used in this prospectus, the term "U.S. Shareholder" means a holder of our shares of beneficial interest that, for federal income tax purposes is:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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  an estate, the income of which is subject to federal income taxation regardless of its source;

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  a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

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  an eligible trust that elects to be taxed as a U.S. person under applicable Treasury Regulations.

        If a partnership, entity, or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our shares, you should consult your tax advisor regarding the consequences of the purchase, ownership, and disposition of our shares by the partnership.

        For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Shareholders will be taxed as discussed below.

        Distributions Generally.    Distributions to taxable U.S. Shareholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our positive current and accumulated earnings and profits and, to that extent, will constitute ordinary income to U.S. Shareholders. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share distributions and then to our common share distributions.

        Our dividends are not eligible for the dividends received deduction generally available to corporations. Certain "qualified dividend income" received by U.S. Shareholders taxed at individual rates is subject to tax at the same tax rates as long-term capital gain (generally, a maximum rate of 20%). Qualified dividend income generally includes dividends paid to U.S. Shareholders taxed at individual rates by domestic corporations and certain qualified foreign corporations. Dividends received from REITs, however, generally do not constitute qualified dividend income, are not eligible for these reduced rates and, therefore, will continue to be subject to tax at higher ordinary income rates (generally, a maximum rate of 39.6%), subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as "qualified dividend income" eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries). Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income to the extent those dividends are attributable to income upon which we have paid corporate tax. We do not anticipate that a material portion of our distributions will be treated as qualified dividend income. In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. Shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend. In addition, individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Shareholder's shares, and then the distribution in excess of such basis will be taxable to the U.S. Shareholder as gain realized from the sale of its shares. Such gain will generally be treated as long-term capital gain, or short-term capital gain if the shares have been held for less than one year, assuming the shares are a capital asset in the hands of the U.S. Shareholder. Dividends we declared in October, November or December of any year payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.

        Capital Gain Distributions.    Distributions to U.S. Shareholders that we properly designate as capital gain dividends will generally be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Shareholder has held his or her shares. However, corporate U.S. shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to holders of our preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to holders of our preferred shares for the year and the denominator of which will be the total dividends paid to holders of all classes of our shares for the year.

        We may elect to retain and pay income tax on net long-term capital gain that we recognized during the tax year. In this instance, U.S. Shareholders will include in their income their proportionate share of our undistributed long-term capital gains. U.S. Shareholders will also be deemed to have paid their proportionate share of the tax we paid, which would be credited against such shareholders' U.S. income tax liability (and refunded to the extent it exceeds such liability). In addition, the basis of the U.S. Shareholders' shares will be increased by the excess of the amount of capital gain included in our income over the amount of tax it is deemed to have paid.

        Any capital gain with respect to capital assets held for more than one year that is recognized or otherwise properly taken into account will be taxed to U.S. Shareholders taxed at individual rates at a maximum rate of 20%. In the case of capital gain attributable to the sale of real property held for more than one year, such gain will be taxed at a maximum rate of 25% to the extent of the amount of depreciation deductions previously claimed with respect to such property. With respect to distributions we designated as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we may designate, and will notify our shareholders, whether the dividend is taxable to U.S. Shareholders taxed at individual rates at regular long-term capital gains rates (a minimum rate of 20%) or at the 25% rate applicable to unrecaptured depreciation. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gain at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

        Passive Activity Loss and Investment Interest Limitations.    Distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. Shareholders will not be able to apply any "passive activity losses" against such income. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitations. Net capital gain from the disposition of our shares or capital gain dividends generally will be excluded from investment income unless the U.S. Shareholder elects to have the gain taxed at ordinary income rates. Shareholders are not allowed to include on their own federal income tax returns any net operating losses that we incur. Instead, these losses are generally carried over by us for potential affect against future income.

        Dispositions of Shares.    In general, U.S. Shareholders who are not dealers in securities will realize capital gain or loss on the disposition of our shares equal to the difference between the amount of cash and the fair market value of any property received on the disposition and that shareholder's adjusted basis in the shares. The applicable tax rate will depend on the U.S. Shareholder's holding period in the asset (generally, if the U.S. Shareholder has held the asset for more than one year, it will produce long-term capital gain) and the shareholder's tax bracket (the maximum long-term capital gain rate for U.S. Shareholders taxed at individual rates is 20%). The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were "section 1245 property" (i.e., generally, depreciable personal property). In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares that the U.S. shareholder has held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Shareholder from us that were required to be treated as long-term capital gains. In addition, capital gains recognized by certain of our shareholders that are individuals, estates or trusts from the sale or other disposition of our shares will be subject to a 3.8% Medicare tax on gain from the sale of our shares.

        Conversion of Preferred Shares.    Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. shareholder's basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of the adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year at the time of conversion. U.S. shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges our common shares received on a conversion of our preferred shares for cash or other property.

        Redemption of Preferred Shares.    A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in "—Taxation of U.S. Shareholders—Dispositions of Shares"). The redemption will satisfy such tests if it (i) is "substantially disproportionate" with respect to the U.S. shareholder's interest in our shares, (ii) results in a "complete termination" of the U.S. shareholder's interest in all of our classes of shares or (iii) is "not essentially equivalent to a dividend" with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable dividend, as described above in "—Taxation of U.S. Shareholders—Distributions Generally." In that case, a U.S. shareholder's adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder's remaining shareholdings in us. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.

        Under proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of any class of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion will be allocated to all shares of stock of the redeemed class held by the redeemed shareholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share of stock will first reduce the redeemed U.S. shareholder's basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed shareholder has different bases in its shares of stock, then the amount allocated could reduce some of the basis in certain shares of stock while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. shareholder could have gain even if such U.S. shareholder's basis in all its shares of stock of the redeemed class exceeded such portion.

        The proposed Treasury regulations permit the transfer of basis in the redeemed shares of preferred stock to the redeemed U.S. shareholder's remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. shareholder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Taxation of Tax-Exempt Shareholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their "unrelated business taxable income" ("UBTI"). While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, distributions from us to tax-exempt shareholders generally will not constitute UBTI, unless the shareholder has borrowed to acquire or carry its shares or has used the shares in an unrelated trade or business. If a tax-exempt shareholder were to finance its investment in our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules.

        Furthermore, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under special provisions of the Code, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Qualified employee pension or profit sharing trusts that hold more than 10% (by value) of the shares of "pension-held REITs" may be required to treat a certain percentage of such a REIT's distributions as UBTI. A REIT is a "pension-held REIT" only if the REIT would not qualify as a REIT for federal income tax purposes but for the application of the "look-through" exception to the five or fewer requirement that allow the beneficiaries of qualified trusts to be treated as holding the REIT's shares in proportion to their actuarial interests in the qualified trust and the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (1) at least one qualified trust holds more than 25% by value of the REIT's shares or (2) a group of qualified trusts, each owning more than 10% by value of the REIT's shares, holds in the aggregate more than 50% of the REIT's shares. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

Taxation of Non-U.S. Shareholders

        A "non-U.S. Shareholder" is a shareholder that is not a U.S. Shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other non-U.S. shareholders are complex. This section is only a summary of such rules. We urge non-U.S. Shareholders to consult their own tax advisors to determine the impact of federal, foreign, state, and local income tax laws on the purchase, ownership, and disposition of our shares, including any reporting requirements.

        In general, non-U.S. Shareholders will be subject to federal income tax at graduated rates with respect to their investment in us if the income from the investment is "effectively connected" with the non-U.S. Shareholder's conduct of a trade or business in the United States in the same manner that U.S. shareholders are taxed. A corporate non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income that meets various certification requirements will generally be exempt from withholding. The following discussion will apply to non-U.S. Shareholders whose income from their investments in us is not so effectively connected (except to the extent that the "FIRPTA" rules discussed below treat such income as effectively connected income).

        Distributions by us that are not attributable to gain from the sale or exchange by us of a "United States real property interest" (a "USRPI"), as defined below, and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that we pay the distribution out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a federal withholding tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Shareholder's basis in its shares (but not below zero) and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. Shareholder may obtain a refund of amounts we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        For any year in which we qualify as a REIT, a non-U.S. Shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The term USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under the FIRPTA rules, a non-U.S. Shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. Shareholder. A non-U.S. Shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. Shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. Shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. Shareholder may receive a credit against its tax liability for the amount we withhold.

        Distributions by us with respect to our shares that are attributable to gain from the sale or exchange of a USRPI will be treated as ordinary dividends (taxed as described above) to a non-U.S. Shareholder rather than as gain from the sale of a USRPI as long as (1) the applicable class of shares is "regularly traded" on an established securities market in the United States and (2) the non-U.S. Shareholder did not own more than 10% of such class of shares at any time during the one-year period preceding the date of the distribution. We believe that our common shares and Series B preferred shares currently qualify as "regularly traded." Capital gain dividends distributed to a non-U.S. Shareholder that held more than 10% of the applicable class of shares in the year preceding the distribution, or to all non-U.S. Shareholders in the event that the applicable class of shares ceases to be regularly traded on an established securities market in the United States, will be taxed under FIRPTA as described in the preceding paragraph. Moreover, if a non-U.S. Shareholder disposes of our shares during the 30-day period preceding a dividend payment, and such non-U.S. Shareholder (or a person related to such non-U.S. Shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. Shareholder, then such non-U.S. Shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-U.S. Shareholders, and remit to the IRS, 30% of ordinary dividends paid out of earnings and profits. Special withholding rules apply to capital gain dividends that are not recharacterized as ordinary dividends. In addition, we may be required to withhold 15% of distributions in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to a withholding rate of 30%. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Shareholder exceeds the shareholder's U.S. tax liability, the non-U.S. Shareholder may file for a refund of such excess from the IRS.

        We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Shareholder unless:

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  a lower treaty rate applies and the non-U.S. Shareholder files with us an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate;

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  the non-U.S. Shareholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Shareholder's trade or business so that no withholding tax is required; or

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  the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a USRPI, in which case tax will be withheld at a 35% rate.

        Unless our shares constitute a USRPI within the meaning of FIRPTA, a sale of our shares by a non-U.S. Shareholder generally will not be subject to federal income taxation. Our shares will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A REIT is a domestically controlled qualified investment entity if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Shareholders. Because our common and preferred shares are publicly-traded, we cannot assure you that we are or will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Shareholder's sale of our shares would be a taxable sale of a USRPI unless (1)(a) the shares were "regularly traded" on an established securities market (such as NYSE) and (b) the selling shareholder owned, actually or constructively, no more than 10% of the shares of the applicable class throughout the applicable testing period or (2) the non-U.S. Shareholder was treated as a "qualified shareholder" or "qualified foreign pension fund," as discussed below. If the gain on the sale of shares were subject to taxation under FIRPTA, the non-U.S. Shareholder would be subject to the same treatment as a U.S. Shareholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our shares are not a USRPI, a nonresident alien individual's gains from the sale of shares will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

        A purchaser of our shares from a non-U.S. Shareholder will not be required to withhold under FIRPTA on the purchase price if (1) the purchased shares are "regularly traded" on an established securities market and the selling shareholder owned, actually or constructively, no more than 10% of the shares of the applicable class throughout the applicable testing period or (2) if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of our shares from a non-U.S. Shareholder may be required to withhold 15% of the purchase price and remit this amount to the IRS. We believe that our common shares and Series B preferred shares currently qualify as "regularly traded."

        Qualified Shareholders.    Subject to the exception discussed below, any distribution to a "qualified shareholder" who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a "qualified shareholder" will not be subject to FIRPTA withholding on REIT distributions, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding.

        In addition, a sale of our shares by a "qualified shareholder" who holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA. As with distributions, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding on a sale of our shares.

        A "qualified shareholder" is a foreign person that (1) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (2) is a qualified collective investment vehicle (defined below), and (3) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (1), above.

        A qualified collective investment vehicle is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a "United States real property holding corporation" if it were a domestic corporation, or (3) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

        Qualified Foreign Pension Funds.    Any distribution to a "qualified foreign pension fund" (or an entity all of the interests of which are held by a "qualified foreign pension fund") who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of our shares by a "qualified foreign pension fund" that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.

        A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (1) which is created or organized under the law of a country other than the United States, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (4) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (5) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

        FATCA Withholding.    Under the Foreign Account Tax Compliance Act, or FATCA, a U.S. withholding tax at a 30% rate is imposed on dividends paid on our shares received by certain non-U.S. Shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments received after December 31, 2018, on proceeds from the sale of our shares received by certain non-U.S. Shareholders. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

        We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

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  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

        Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. Shareholder provided that the non-U.S. Shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. Shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. Shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. Shareholder of shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. Shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder's U.S. federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

        Under FATCA, whether or not non-U.S. Shareholders are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to U.S. Shareholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied.

In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed for payments after December 31, 2018, on proceeds from the sale of our shares received by U.S. Shareholders who own our shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences

        Tax Aspects of Our Investments in the Operating Partnership and Subsidiary Partnerships.    The following discussion summarizes certain material federal income tax considerations applicable to our direct or indirect investment in our operating partnership and any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a "Partnership" and, collectively, as "Partnerships." The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

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  is treated as a partnership under the Treasury regulations relating to entity classification (the "check-the-box regulations"); and

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  is not a "publicly traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

        A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership's gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception").

        Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership (other than the operating partnership, which has more than 100 partners) should qualify for the private placement exclusion.

        The operating partnership does not qualify for the private placement exclusion. Another safe harbor under the PTP regulations provides that so long as the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed two percent of the total interests in the partnership capital or profits, interests in the partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof. For purposes of applying the two percent threshold, "private transfers," transfers made under certain redemption or repurchase agreements, and transfers made through a "qualified matching service" are ignored. While we believe that the operating partnership satisfies the conditions of this safe harbor, we cannot assure you that the operating partnership has or will continue to meet the conditions of this safe harbor in the future. Consequently, while units of the operating partnership are not and will not be traded on an established securities market, and while the exchange rights of limited partners of the operating partnership are restricted by the agreement of limited partnership in ways that we believe, taking into account all of the facts and circumstances, prevent the limited partners from being able to buy, sell or exchange their limited partnership interests in a manner such that the limited partnership interests would be considered "readily tradable on a secondary market or the substantial equivalent thereof" under the PTP regulations, no complete assurance can be provided that the IRS will not successfully assert that the operating partnership is a publicly traded partnership. As noted above, a publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for each taxable year in which the partnership is a publicly traded partnership consists of "qualifying income" under Section 7704 of the Code. "Qualifying income" under Section 7704 of the Code includes interest, dividends, real property rents, gains from the disposition of real property, and certain income or gains from the exploitation of natural resources. In addition, qualifying income under Section 7704 of the Code generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs. We believe the operating partnership has satisfied the 90% qualifying income test under Section 7704 of the Code in each year since its formation and will continue to satisfy that exception in the future. Thus, we believe the operating partnership has not and will not be taxed as a corporation.

        There is one significant difference, however, regarding rent received from related party tenants under the REIT gross income tests and the 90% qualifying income exception. For a REIT, rent from a tenant does not qualify as rents from real property if the REIT and/or one or more actual or constructive owners of 10% or more of the REIT actually or constructively own 10% or more of the tenant. Under Section 7704 of the Code, rent from a tenant is not qualifying income if a partnership and/or one or more actual or constructive owners of 5% or more of the partnership actually or constructively own 10% or more of the tenant. Accordingly, we will need to monitor compliance with both the REIT rules and the publicly traded partnership rules.

        We have not requested, and do not intend to request, a ruling from the IRS that the operating partnership or any other Partnerships will be classified as a partnership (or disregarded entity, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See "—Requirements for Qualification—Income Tests" and "—Requirements for Qualification—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Annual Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and Their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. We will therefore take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a Partnership's tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Contributed Properties.    Income, gain, loss, and deduction attributable to (a) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as "built-in gain" or "built-in loss," is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a "book-tax difference". Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our operating partnership has acquired and may acquire appreciated property in exchange for limited partnership interests. We have a carryover, rather than a fair market value, basis in such contributed assets equal to the basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted basis with respect to that portion of our operating partnership's assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This results in lower depreciation deductions with respect to the portion of our operating partnership's assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition.

        The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we as general partner select a different method, our operating partnership will use the traditional method for allocating items with respect to which there is a book-tax difference. As a result, the carryover basis of assets in the hands of our operating partnership in contributed property causes us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all of our assets were to have a tax basis equal to their fair market value at the time of the contribution, and a sale of that portion of our operating partnership's properties which have a carryover basis could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. As a result of the foregoing allocations, we may recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends, instead of a tax-free return of capital or capital gains.

        Basis in Partnership Interest.    Our adjusted tax basis in any partnership interest we own generally will be:

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  the amount of cash and the basis of any other property we contribute to the partnership;

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  increased by our allocable share of the partnership's income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

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  reduced, but not below zero, by our allocable share of the partnership's loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.

        Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Sale of a Partnership's Property.    Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on contributed or revalued properties is the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.

        Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See "—Requirements for Qualification—Income Tests." We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership's, trade or business.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective Shareholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common shares.

State and Local Tax

        We and our shareholders may be subject to state and local tax in various states and localities, including those in which we or they transact business, own property or reside. The tax treatment of us and our shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  through underwriters or dealers;

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  directly to purchasers;

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  in a rights offering;

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  in "at the market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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  through agents;

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  through a combination of any of these methods; or

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  through any other method permitted by applicable law and described in a prospectus supplement.\

In addition, we may issue the securities as a dividend or distribution to our existing shareholders or other securityholders.

Subject to maintaining our qualification as a REIT for federal income tax purposes, we may also enter into hedging transactions. For example, we may:

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  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus to close out its short positions;

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  sell securities short and re-deliver such securities to close out our short positions;

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  enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or

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  loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

        The prospectus supplement with respect to any offering of securities will include the following information:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price or initial public offering price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  any commissions paid to agents; and

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  any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

        In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

        Underwriters could make sales in privately negotiated transactions and any other method permitted by law, including sales deemed to be an "at-the-market" offering, sales made directly on the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

        Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common shares, which are currently listed on the NYSE. We currently intend to list any common shares sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

        Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

 LEGAL MATTERS

        The validity of the securities issued under this prospectus will be passed upon for us by Hunton & Williams LLP and, with respect to matters of North Dakota law, by Stinson Leonard Street LLP. Certain federal income tax and other legal matters will be passed upon for us by Hunton & Williams LLP. Counsel for any underwriters will be named in the applicable prospectus supplement.

EXPERTS

        The financial statements, schedule and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, can be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC's website is http://www.sec.gov. Copies of these documents may be available on our website at www. https://www.iretapartments.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC's rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C. as well as through the SEC's website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended April 30, 2017 filed with the SEC on June 28, 2017;

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  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2017 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 7, 2017;

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  our Current Reports on Form 8-K (excluding any information furnished but not filed thereunder) filed with the SEC on May 3, 2017 and July 5, 2017;

  •
  the description of our common shares contained in our Registration Statement on Form 10 (File No. 0-14851), dated July 29, 1986, as amended by our Amended Registration Statement on Form 10, dated December 17, 1986, and our Second Amended Registration Statement on Form 10, dated March 12, 1987; and

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  the description of our Series B preferred shares contained in our registration statement on Form 8-A, dated August 3, 2012 and filed with the SEC on August 3, 2012.

        All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

        We will provide copies of all documents that are incorporated by reference into this prospectus and any applicable prospectus supplement (not including the exhibits other than exhibits that are specifically incorporated by reference) without charge to each person to whom this prospectus is delivered and who so requests in writing or by calling us at the following address and telephone number:

Investors Real Estate Trust
1400 31st Avenue SW, Suite 60
Minot, ND 58702
Attn: Shareholder Relations
Telephone: (701) 837-4738
Facsimile: (701) 838-7785

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements included in this prospectus and the documents incorporated into this document by reference are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Such forward-looking statements include statements about our plans and objectives, including among other things, our future financial condition, anticipated capital expenditures, anticipated distributions and our belief that we have the liquidity and capital resources necessary to meet our known obligations and to make additional real estate acquisitions and capital improvements when appropriate to enhance long term growth. Forward-looking statements are typically identified by the use of terms such as "believe," "expect," "intend," "project," "plan," "anticipate," "potential," "may," "will," "designed," "estimate," "should," "continue" and other similar expressions. These statements indicate that we have used assumptions that are subject to a number of risks and uncertainties that could cause our actual results or performance to differ materially from those projected.

        Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include:

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  uncertainties related to the national economy, the real estate industry in general and the economic health of the markets in which we own and operate multifamily and commercial properties, in particular the states of Minnesota and North Dakota, and other markets in which we may invest in the future;

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  the economic health of our multifamily and commercial tenants;

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  rental conditions in our markets, including occupancy levels and rental rates, for multifamily and commercial properties;

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  our inability to renew tenants or obtain new tenants upon expiration of existing leases;

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  our ability to identify and secure additional properties that meet our criteria for investment;

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  our ability to complete construction and lease-up of our development projects on schedule and on budget;

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  our ability to sell our non-core properties on terms that are acceptable;

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  the level and volatility of prevailing market interest rates;

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  changes in our operating expenses;

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  financing risks, such as our inability to obtain debt or equity financing on favorable terms, or at all;

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  the need to fund tenant improvements or other capital expenditures out of operating cash flow;

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  our qualification as a REIT under the Code, and the risk of changes in laws affecting REITs;

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  risks associated with complying with applicable laws, including those concerning the environment and access by persons with disabilities;

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  the availability and cost of casualty insurance for losses; and

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  those risks and uncertainties detailed from time to time in our filings with the SEC, including the our Form 10-K for the fiscal year ended April 30, 2017 and subsequent quarterly reports on Form 10-Q

        Readers should carefully review our financial statements and the notes thereto, as well as the section entitled "Risk Factors" in Item 1A of our Annual Report on Form 10-K and the other documents we file from time to time with the SEC.

        In light of these uncertainties, the events anticipated by our forward-looking statements might not occur and we caution you not to place undue reliance on any of our forward-looking statements. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise, and those statements speak only as of the date made. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements should not be construed as exhaustive.

4,000,000 Shares

Investors Real Estate Trust

6.625% Series C Cumulative Redeemable Preferred Shares

PROSPECTUS SUPPLEMENT

BMO Capital Markets

Raymond James

Baird

D.A. Davidson & Co.

Janney Montgomery Scott

J.J.B. Hilliard, W.L. Lyons, LLC

PNC Capital Markets LLC

September 26, 2017